EXECUTED COPY






                              ACQUISITION AGREEMENT

                                      AMONG

                               BE AEROSPACE, INC.

                                       AND

                            THE SELLERS NAMED HEREIN




                            Dated as of July 21, 1998

                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I - SALE AND PURCHASE OF THE SECURITIES..............................  2
     1.1      Acquisition and Transfer of the
              Securities.....................................................  2
     1.2      Purchase Price and Payment.....................................  2
     1.3      Purchase Price Adjustment......................................  3
     1.4      Allocation of Purchase Price...................................  5
     1.5      Registration of Purchaser Shares...............................  6
     1.6      Guaranteed Value...............................................  6
     1.7      Letter of Credit...............................................  7
     1.8      Escrow.........................................................  7

ARTICLE II - THE CLOSING.....................................................  8
     2.1      Closing Date...................................................  8
     2.2      Proceedings at Closing.........................................  8

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE
              SELLERS .......................................................  9
     3.1      Organization and Good Standing.................................  9
     3.2      Authorization of Agreement.....................................  9
     3.3      Capitalization; Shares; Subsidiaries........................... 10
     3.4      No Violations; Consents........................................ 11
     3.5      Real Property.................................................. 12
     3.6      Tangible Personal Property..................................... 14
     3.7      Financial Statements; Absence of Certain
              Changes........................................................ 16
     3.8      Conduct of Business............................................ 16
     3.9      Material Contracts............................................. 17
     3.10     Intangible Property............................................ 17
     3.11     Taxes.......................................................... 18
     3.12     Employees and Employee Benefits................................ 21
     3.13     Litigation..................................................... 22
     3.14     Compliance with Law............................................ 22
     3.15     Environmental Matters.......................................... 23
     3.16     Insurance...................................................... 24
     3.17     Brokers........................................................ 24
     3.18     Securities Act................................................. 24
     3.19     Inventories.................................................... 24
     3.20     No Undisclosed Liabilities..................................... 25
     3.21     Receivables.................................................... 25
     3.22     Customers...................................................... 26
     3.23     Suppliers...................................................... 26
     3.24     Key Employees.................................................. 26
     3.25     Corporate Books and Records.................................... 27
     3.26     Certain Interests.............................................. 27



                                       (i)



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                                                                            Page
--------------------------------------------------------------------------------

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE
             PURCHASER....................................................... 28
     4.1      Organization and Good Standing................................. 28
     4.2      Authorization of Agreement..................................... 28
     4.3      No Violations; Consents........................................ 29
     4.4      Litigation..................................................... 29
     4.5      Brokers........................................................ 29
     4.6      Securities Act................................................. 29
     4.7      Condition of the Business...................................... 30
     4.8      Representation................................................. 30

ARTICLE V - COVENANTS OF THE SELLERS......................................... 31
     5.1      Cooperation; Consents and Conditions........................... 31
     5.2      Access to Documents; Opportunity to Ask
              Questions...................................................... 31
     5.3      Conduct of Business............................................ 32
     5.4      Notices of Certain Events...................................... 36
     5.5      Confidentiality (Sellers)...................................... 37

ARTICLE VI - COVENANTS OF THE PURCHASER...................................... 38
     6.1      Cooperation; Consents and Conditions........................... 38
     6.2      Confidentiality (Purchaser).................................... 38
     6.3      Notices of Certain Events...................................... 38

ARTICLE VII - COVENANTS RELATING TO EMPLOYMENT AND
              EMPLOYEE MATTERS............................................... 39
     7.1      Employment and Employee Benefit Matters........................ 39

ARTICLE VIII - CONDITIONS PRECEDENT TO THE PURCHASER'S
               OBLIGATIONS................................................... 40
     8.1      Representations, Warranties and
              Covenants...................................................... 40
     8.2      Deliveries by the Sellers to the
              Purchaser...................................................... 41
     8.3      ESOP Shares.................................................... 42
     8.4      No Prohibition................................................. 42

ARTICLE IX - CONDITIONS PRECEDENT TO THE SELLERS'
             OBLIGATIONS..................................................... 42
     9.1      Representations, Warranties and
              Covenants...................................................... 42
     9.2      Deliveries by the Purchaser to the
              Sellers........................................................ 43
     9.3      No Prohibition................................................. 44

ARTICLE X - ADDITIONAL POST-CLOSING COVENANTS................................ 44
     10.1     Further Assurances............................................. 44
     10.2     Public Announcements........................................... 44
     10.3     Books and Records; Personnel................................... 44



                                      (ii)

                                                                            Page
--------------------------------------------------------------------------------

     10.4     Transitional Assistance........................................ 45

ARTICLE XI - INDEMNIFICATION AND RELATED MATTERS............................. 45
     11.1     Survival of Representations, Warranties........................ 45
     11.2     Obligations of the Sellers..................................... 46
     11.3     Obligations of Purchaser....................................... 47
     11.4     Procedure...................................................... 48
     11.5     Miscellaneous.................................................. 50
     11.6     Notice of Non-Third Party Claims............................... 50
     11.7     Certain Limitations............................................ 50
     11.8     Maximum Indemnification........................................ 51
     11.9     Subrogation.................................................... 51
     11.10    Adjustments to Indemnification
              Obligations.................................................... 51
     11.12    Exclusive Remedy............................................... 52
     11.13    No Consequential Damages....................................... 53

ARTICLE XII - TERMINATION.................................................... 53
     12.1     Termination.................................................... 53
     12.2     Liabilities After Termination.................................. 54

ARTICLE XIII - TAX MATTERS................................................... 54
     13.1     Section 338(h)(10) Election; Tax Indemnity..................... 54
     13.2     Tax Returns; Audits............................................ 57
     13.3     Cooperation and Exchange of Information........................ 62

ARTICLE XIV - MISCELLANEOUS.................................................. 63
     14.1     Certain Definitions............................................ 63
     14.2     Entire Agreement............................................... 71
     14.3     Governing Law.................................................. 71
     14.4     Transfer and Other Taxes....................................... 72
     14.5     Expenses....................................................... 72
     14.6     Table of Contents and Headings................................. 72
     14.7     Notices........................................................ 73
     14.8     Severability................................................... 74
     14.9     Binding Effect; No Assignment.................................. 74
     14.10    Amendments..................................................... 74
     14.11    Counterparts................................................... 74




                                      (iii)

                             Exhibits and Schedules


Schedule 1.1            --      Sellers' Ownership of Securities
Schedule 1.2            --      Allocation of Purchaser Common
                                Stock and Preferred Stock
Schedule 1.4(a)         --      Allocation of Purchase Price
Schedule 1.4(b)         --      Asset Allocation
Schedule 3.1            --      Foreign Qualifications
Schedule 3.3(a)         --      Ownership of Company Shares
Schedule 3.3(b)         --      Ownership of Partnership Interests
                                in SMR Associates
Schedule 3.3(c)         --      Ownership of Membership Interests
                                in SMR Developers
Schedule 3.3(d)         --      Capitalization and Ownership of the
                                SMR Subsidiaries
Schedule 3.3(e)         --      Certain Agreements
Schedule 3.4            --      Violations; Required Consents (SMR
                                Companies)
Schedule 3.5(a)         --      SMR Properties
Schedule 3.5(c)         --      Real Property Leases Terminating as
                                a result of the sale of the
                                Securities
Schedule 3.6(a)         --      Personal Property Leases
Schedule 3.6(c)         --      Excluded Property
Schedule 3.7            --      Initial Balance Sheet
Schedule 3.8            --      Conduct of Business
Schedule 3.9            --      Material Contracts
Schedule 3.10(a)        --      Intangible Assets
Schedule 3.10(c)        --      Supplemental Type Certificates and
                                Part Manufacturer Approvals
Schedule 3.11           --      Tax Matters
Schedule 3.12(a)        --      Labor Matters
Schedule 3.12(b)(i)     --      Employee Benefit Plans
Schedule 3.12(b)(ii)    --      Employment and Severance Contracts
Schedule 3.13           --      Litigation
Schedule 3.14           --      Compliance with Law
Schedule 3.16           --      Insurance
Schedule 3.19           --      Title to Inventory (Exceptions)
Schedule 3.20           --      Disclosed Liabilities
Schedule 3.21           --      Receivables
Schedule 3.22           --      Certain Customer Information
Schedule 3.23           --      Certain Supplier Information
Schedule 3.24           --      Key Employees
Schedule 3.26(a)        --      Certain Interests of Directors and
                                Officers
Schedule 3.26(b)        --      Certain Debts Owed by Directors and
                                Officers



                                      (iv)

Schedule 4.3            --      Violations; Required Consents
                                (Purchaser)
Schedule 5.3            --      Certain Bonus Payments
Schedule 7.1            --      Certain Healthcare Benefits
Schedule 11.2(c)        --      Certain Environmental Matters
Schedule 11.3           --      DOL Settlement
Schedule 13.1(c)        --      Estimate of Election Tax Cost


Exhibit A                       Registration Rights Agreement
Exhibit B                       Escrow Agreement
Exhibit C                       Letter of Credit
Exhibit D                       Standstill and Noncompete Agreement
Exhibit E                       Share Disposition Agreement










                                       (v)

                              ACQUISITION AGREEMENT


                  ACQUISITION AGREEMENT (the "Agreement"), dated as of July 21, 1998, by and among BE Aerospace, Inc., a Delaware corporation (the "Purchaser"), and the Sellers indicated on the signature pages hereto (collectively, the "Sellers").


                              W I T N E S S E T H:

                  WHEREAS, SMR Aerospace, Inc., an Ohio corporation (the "Company"), is engaged, through its subsidiaries, in the business of (a) designing and certifying modifications to commercial aircraft in the interior reconfiguration, crew rest compartment and airframe modification market sectors as well as manufacturing related components and (b) manufacturing specialty products for the aviation industry in the commercial aircraft, business/commuter aircraft and government/industrial market sectors (collectively, the "Business"); and

                  WHEREAS, the Company owns all of the outstanding capital stock of SMR Holdings, Inc., an Ohio corporation, which in turn owns all of the outstanding capital stock of SMR Technologies, Inc., an Ohio corporation, and 76.4% of the outstanding capital stock of Flight Structures, Inc., a Washington corporation ("FSI"); and

                  WHEREAS, the Company also owns all of the outstanding capital stock of SMR Aerospace Management Company, Inc., an Ohio corporation, and Plush Mills, Inc., an Ohio corporation; and

                  WHEREAS, SMR Associates, an Ohio limited partnership ("SMR Associates"), and SMR Developers, an Ohio limited liability company ("SMR Developers"), own certain properties and equipment that are leased to the Company's subsidiaries for use in the operation of the Business; and

                  WHEREAS, the Sellers collectively own all of the outstanding shares of common stock of the Company (the "Shares"), and own all of the limited and general partnership interests in SMR Associates (the "Partnership Interests") and all of the membership interests in SMR Developers (the "LLC Interests" and, together with the Shares and the Partnership Interests, the "Securities"); and



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



                   WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Purchaser is entering into an agreement (the "ESOP Purchase Agreement") with the Flight Structures, Inc. Employee Stock Ownership Plan (the "FSI ESOP") for the purchase of 23.35% of the outstanding capital stock of FSI owned by the FSI ESOP (the "ESOP Shares"); and

                  WHEREAS, the Purchaser desires to acquire the Securities from the Sellers, and the Sellers desire to sell the Securities to the Purchaser, on and subject to the terms and conditions set forth in this Agreement; and

                  WHEREAS, certain capitalized terms used herein are defined in
Section 14.1 hereof.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, and upon the terms and subject to the conditions hereinafter set forth, the Purchaser and the Sellers hereby agree as follows:


                                    ARTICLE I

                       SALE AND PURCHASE OF THE SECURITIES

                  1.1 Acquisition and Transfer of the Securities. Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 2.1 hereof), each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from each such Seller, all of such Seller's right, title and interest in and to the Securities set forth opposite such Seller's name on Schedule 1.1, free and clear of all Liens.

                  1.2 Purchase Price and Payment. In consideration of the sale of the Securities by the Sellers to the Purchaser, the Purchaser shall pay an aggregate purchase price of $120,000,000.00 (One Hundred Twenty Million Dollars), subject to adjustment as set forth in Section 1.3, which amount, as so adjusted, shall be increased at a rate per annum equal to the prime rate of The Chase Manhattan Bank plus 100 basis points, applied to the portion of the Purchase Price that has not been converted to cash pursuant to this Section 1.2 and Sections 1.5 and 1.6 from and after October 15, 1998 until the Sellers receive aggregate Net Proceeds (as defined in Section 1.6(b)) equal



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



to such amount, as so adjusted and increased (the "Purchase Price"). The Purchaser shall pay the Purchase Price by delivering to the Sellers and the Escrow Agent pursuant to the Escrow Agreement referenced in Section 1.8 hereof on the Closing Date (i) an aggregate of 4,000,000 shares of the Purchaser's common stock, par value $.01 per share (the "Purchaser Common Stock") or, at the option of the Purchaser, (ii) a combination of cash, Purchaser Common Stock and non-voting convertible preferred stock of the Purchaser ("Purchaser Preferred Stock"), provided, that the number of shares of Purchaser Common Stock into which such Purchaser Preferred Stock are convertible, when aggregated with the Purchaser Common Stock delivered to the Sellers and the Escrow Agent on the Closing Date, shall equal 4,000,000. The Purchaser Common Stock and any Purchaser Preferred Stock shall be allocated among the Sellers and the Escrow Agent as set forth in Schedule 1.2. To the extent the product of (i) 4,000,000 and (ii) the average of the per share closing prices as reported on the NASDAQ National Market System of shares of Purchaser Common Stock for the 20 consecutive trading days ending on (and including) the first trading day immediately preceding the Closing Date is less than $120,000,000.00 (One Hundred Twenty Million Dollars), then Purchaser shall pay the amount of such deficiency on the Closing Date by wire transfer of immediately available funds to accounts designated for such purpose by the Sellers and the Escrow Agent (the "Cash Payment"). The Cash Payment shall be allocated among the Sellers and the Escrow Agent in the same manner as the allocation of the Purchaser Common Stock and Purchaser Preferred Stock set forth on Schedule 1.2. For purposes of this Agreement, the shares of Purchaser Common Stock delivered to the Sellers and the Escrow Agent at the Closing and the shares of Purchaser Common Stock into which the Purchaser Preferred Stock so delivered at the Closing, if any, are convertible are collectively referred to as the "Purchaser Shares."

                  1.3 Purchase Price Adjustment. (a) As soon as practicable (but in no event later than 60 days) following the Closing Date, the Sellers shall prepare and deliver to the Purchaser a consolidated and combined balance sheet for the Company, SMR Associates and SMR Developers as of the Closing Date (the "Closing Balance Sheet"), which shall include the Sellers' computation of the Net Worth and the Debt and Related Costs as of the Closing Date. As used herein, "Net Worth" as of the Closing Date means the aggregate shareholders' equity, partners' capital and members' capital of the Company, SMR Associates and SMR



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



Developers on such date as reflected on the Closing Balance Sheet. The "Debt and Related Costs" as of the Closing Date means (i) the aggregate of the current portion of long-term bank debt, current portion of capital lease obligations, long-term bank debt (less current portion) and capital lease obligations (less current portion) on such date plus (ii) all costs incurred or accrued by Sellers in connection with the transactions contemplated hereby and the ESOP Purchase Agreement, in each case as reflected on the Closing Balance Sheet. The Closing Balance Sheet shall (i) fairly present the Net Worth and the Debt and Related Costs as at the close of business on the Closing Date in accordance with GAAP and on a basis consistent with the Initial Balance Sheet, and (ii) be prepared as if the Closing Date were a fiscal year-end. The Purchaser shall provide the Sellers and their representatives with access to the books and records of the Company, SMR Associates and SMR Developers necessary to enable the Sellers to prepare the Closing Balance Sheet.

                  (b) The Purchaser shall have a period of 30 days to review the Closing Balance Sheet and the Sellers' computation of the Net Worth and the Debt and Related Costs as of the Closing Date following delivery of the Closing Balance Sheet by the Sellers. The Purchaser may dispute any amounts reflected in the Sellers' computation of the Net Worth and the Debt and Related Costs as of the Closing Date by giving notice in writing to the Sellers, specifying each of the disputed items and setting forth in reasonable detail the basis for such dispute.

                  (c) If a notice of disagreement shall be timely delivered pursuant to Section 1.3(b) hereof, the parties shall, during the 10 days following such delivery, use their reasonable best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of the Net Worth and the Debt and Related Costs as of the Closing Date. If, during such period, the parties are unable to reach such agreement, they shall promptly thereafter cause Arthur Andersen LLC, or if such firm declines to act in such capacity, such other firm of independent nationally recognized accountants mutually chosen by the Purchaser and the Sellers (the "Accounting Referee") promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the Net Worth and the Debt and Related Costs as of the Closing Date. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Balance Sheet or the Sellers' computation of the Net Worth and the



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



Debt and Related Costs as to which the Purchaser has disagreed. The Accounting Referee shall deliver to the Sellers and the Purchaser, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne by the party whose calculation of the disputed item is furthest from the Accounting Referee's calculation. As used herein, "Final Net Worth" and "Final Debt and Related Costs" means (i) the Sellers' computation of the Net Worth and the Debt and Related Costs, if no notice of disagreement is delivered by the Purchaser during the period provided in Section 1.3(b), or (ii) if such a notice of disagreement is delivered by the Purchaser, either (A) as agreed by the Sellers and the Purchaser or (B) as shown in the Accounting Referee's calculation delivered pursuant to this Section 1.3(c).

                  (d) If the Final Net Worth is less than $16,509,687, then the Purchase Price shall be reduced by such difference. If the Final Net Worth is greater than $16,509,687, then the Purchase Price shall be increased by such excess.

                  (e) If the Final Debt and Related Costs is greater than $6,700,000.00, then the Purchase Price shall be reduced by such excess. There shall be no adjustment under this Section 1.3(e) if the Final Debt and Related Costs is less than $6,700,000.00.

                  1.4 Allocation of Purchase Price. (a) The Purchase Price shall be allocated among the Partnership Interests, the LLC Interests and the Shares in the manner set forth on Schedule 1.4(a).

                  (b) In the event the Sellers and the Purchaser make the Election (as defined in Section 13.1 hereof), the Purchase Price allocated to the Shares on Schedule 1.4(a), and the liabilities and other relevant items of the SMR Subsidiaries (other than FSI and its Subsidiaries) to the extent provided in the Treasury Regulations promulgated under Section 338(h)(10) of the Code, shall be further allocated among the assets of the SMR Subsidiaries (other than FSI and its Subsidiaries) in the manner set forth on Schedule 1.4(b).

                  (c) The Purchaser and the Sellers shall prepare and file all tax returns relating to the sale of the Securities hereunder in a manner consistent with the



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



allocations set forth on Schedule 1.4(a) and, if the Election is made, Schedule 1.4(b).

                  1.5 Registration of Purchaser Shares. Purchaser shall use commercially reasonable efforts to file a registration statement permitting the public sale of the Purchaser Shares as soon as reasonably practicable after the Closing Date, and to cause such registration statement (which shall include interim financial statements of the Purchaser and its subsidiaries for the fiscal quarter ending August 31, 1998) to become effective as soon as practicable after August 31, 1998. Purchaser shall use commercially reasonable efforts to effectuate a fully underwritten public offering of common stock of Purchaser which will include such Purchaser Shares (the "Public Offering") by one or more underwriters to be selected by Purchaser. The Sellers shall be required to sell as many Purchaser Shares in the Public Offering as the underwriter(s) and Purchaser shall request, up to the entire amount of Purchaser Shares received by them in connection with the transactions contemplated hereby (including shares held in escrow pursuant to the arrangements described in Section 1.8 hereof). In the event that not all of the Purchaser Shares received by the Sellers or held in escrow are sold in the Public Offering, notwithstanding the reasonable commercial efforts of Purchaser to effectuate the Public Offering, Purchaser shall use commercially reasonable efforts to file and cause to become effective a shelf registration (the "Shelf Registration") with respect to any unsold shares as soon as reasonably practicable after the termination of the Public Offering and maintain such Shelf Registration in effect through December 31, 1998 to facilitate the sale of such shares. Purchaser Shares shall be sold under the Shelf Registration as directed and approved by Purchaser, utilizing brokers or underwriters approved by Purchaser. The obligation of the parties described in this Section 1.5 are to be more fully described in the Registration Rights Agreement.

                  1.6 Guaranteed Value. (a) In the event that the aggregate Net Proceeds (as defined below) received prior to December 31, 1998 by the Sellers and the Escrow Agent from sales in the Public Offering or pursuant to the Shelf Registration of the Purchaser Shares plus the Cash Payment, if any, are less than the Purchase Price (including any increase in the Purchase Price after October 15, 1998 as provided in Section 1.2), then, on December 31, 1998, (i) Purchaser shall pay to Sellers and the Escrow Agent an



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



aggregate amount equal to the Purchase Price minus the sum of the Net Proceeds previously received by the Sellers and the Cash Payment, if any. In the event that the aggregate Net Proceeds received by the Sellers and the Escrow Agent from the sale of Purchaser Shares plus the Cash Payment, if any, exceeds the Purchase Price, all such excess Net Proceeds shall be refunded to Purchaser. In either event, the Sellers and Escrow Agent shall transfer to Purchaser all Purchaser Shares that they have not previously sold.

                  (b) As used herein, "Net Proceeds" means (x) in the case of an underwritten sale of Purchaser Shares, the gross proceeds received by the Sellers and the Escrow Agent in such sale net of underwriter's discounts, commissions and other expenses paid by the Sellers (whether incurred by the Sellers, Purchaser, the underwriters or any advisors, and including, without limitation, accounting and legal fees) in connection with such sale and (y) in the case of any other sale of such shares, the gross proceeds received by the Sellers and the Escrow Agent net of selling commissions paid in connection with such sale and all other expenses paid by the Sellers (whether incurred by the Sellers, Purchaser, the placement agents or any advisors, and including, without limitation, accounting and legal fees) in connection with such sale.

                  1.7 Letter of Credit. At the Closing, Purchaser shall deliver to Sellers an irrevocable letter of credit in the form of Exhibit C (the "Letter of Credit") in the amount of $120,000,000.00 (One Hundred Twenty Million Dollars) (which amount shall automatically adjust to reflect the adjustment provided for in Section 1.3 and to reflect the increase, if any, provided for in
Section 1.2) in favor of the Sellers securing Purchaser's obligation under
Section 1.6. The Letter of Credit shall be issued by The Chase Manhattan Bank or another financial institution acceptable to Sellers.

                  1.8 Escrow. At the Closing, Purchaser shall hold back from Sellers and deposit 400,000 Purchaser Shares and 10% of the Cash Payment, if any, into an escrow account to be established with an escrow agent (the "Escrow Agent") mutually acceptable to the parties and pursuant to an escrow agreement, dated the Closing Date, substantially in the form of Exhibit B (the "Escrow Agreement"), which Escrow Agent will hold such property as provided therein as security for the obligations of the Sellers under Section 11.2(b) hereof. In the Public Offering and any other sale of Purchaser



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



Shares, shares held in escrow will be sold only after all other shares have been sold. The proceeds of the sales of shares held in escrow also shall be held in escrow and invested in investment grade securities as designated by the Sellers. Following the sales of Purchaser Shares provided for in Section 1.5 and the cash payments, if any, by Purchaser pursuant to Section 1.6 and the refund, if any, referred to in the last sentence of Section 1.6(a), the Escrow Agent shall hold 10% of the Purchase Price.


                                   ARTICLE II

                                   THE CLOSING

                  2.1 Closing Date. The Closing shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 at 10:00 A.M., on the second business day following the satisfaction or waiver of the last of the conditions to Closing set forth in Articles VIII and IX hereof, or at such other place and at such other time and date as may be mutually agreed upon by the Purchaser and the Sellers. The date of the Closing is referred to in this Agreement as the "Closing Date." Notwithstanding the foregoing, the parties agree that the Purchaser intends, for financial reporting purposes, to treat the Closing and transfer of effective control of the SMR Companies as if it had occurred on August 1, 1998.

                  2.2 Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by any of the Sellers and the Company in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Purchaser and its counsel. All proceedings to be taken and all documents to be executed and delivered by the Purchaser in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Sellers, the Company and their counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.





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



                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Each Seller jointly and severally represents and warrants to the Purchaser as follows:

                  3.1 Organization and Good Standing. Each of the SMR Companies is a corporation, limited partnership or limited liability company, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each of the SMR Companies has the requisite corporate, partnership or limited liability company, as the case may be, power and authority to carry on its business as it is now being conducted and is duly qualified or authorized to do business and is in good standing under the laws of
(i) each jurisdiction in which it owns or leases real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so duly qualified or authorized and in good standing would not have a Material Adverse Effect. Schedule 3.1 sets forth a true, correct and complete list of each jurisdiction in which any of the SMR Companies is qualified or authorized to do business as a foreign corporation, limited partnership or limited liability company, as the case may be. The Sellers have made available to the Purchaser complete and correct copies of the charter, by-laws, limited partnership agreement, operating agreement, or other organizational documents, as applicable, of each of the SMR Companies, and all amendments thereto.

                  3.2 Authorization of Agreement. This Agreement has been, and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates required to be executed by such Seller being hereinafter referred to, collectively, as such "Seller's Documents"), will be at or prior to the Closing, duly executed and delivered by such Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and such Seller's Documents when so executed and delivered will constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  3.3 Capitalization; Shares; Subsidiaries.

                  (a) The authorized capital stock of the Company consists of shares of common stock, par value $.01 per share (the "Common Stock"), of which 300 Shares are issued and outstanding and held of record by the holders set forth on Schedule 3.3(a).

                  (b) Schedule 3.3(b) sets forth each of the limited and general partners of SMR Associates and the percentage partnership interest in SMR Associates owned by each such partner. The partnership interests in SMR Associates are not documented by certificates or other documentary evidence.

                  (c) Schedule 3.3(c) sets forth each of the members of SMR Developers and the percentage limited liability company interest in SMR Developers owned by each such member. The limited liability company interests in SMR Developers are not documented by certificates or other documentary evidence.

                  (d) Schedule 3.3(d) sets forth with respect to each SMR Subsidiary, the number of shares of its authorized capital stock, the number of shares thereof issued and outstanding, and the record holders thereof. Certain individuals other than the Sellers own .25% of the outstanding stock of FSI, and the purchase by Purchaser of such FSI shares is not a condition to the Closing of the transactions contemplated hereby.

                  (e) The outstanding equity interests in each of the SMR Companies are validly issued, fully paid and non-assessable and are owned by the holders thereof free and clear of all Liens. Except as set forth on Schedule 3.3(e), there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which any of the SMR Companies is a party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interests in such SMR Company, or any securities convertible or exchangeable into or evidencing the right to purchase any such equity interests, or obligating it to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.3(e), there are no outstanding contractual obligations of any of the SMR Companies to repurchase, redeem or otherwise acquire any of its equity interests.

                  (f) Such Seller is the record and beneficial owner of the Securities as shown on Schedule 1.1, free and clear of Liens, and has all right, power and authority to sell, convey, assign, transfer and deliver to Purchaser good title to the Securities owned by him. Upon consummation of the transactions contemplated by this Agreement and registration of the Securities in the name of the Purchaser on the stock records of the Company, the membership interests records of SMR Developers and the partnership interests records of SMR Associates, as applicable, the Purchaser, assuming it shall have purchased the Securities for value and in good faith and without notice of any adverse claim, will own all of the issued and outstanding (i) capital stock of the Company,
(ii) membership interests of SMR Developers and (iii) partnership interests of SMR Associates, free and clear of all Liens.

                  (g) Except for interests in the SMR Subsidiaries, neither the Company nor any other SMR Company has any Subsidiaries, nor does any of them own or hold beneficially any shares of any class in the capital of any corporation nor does any of them beneficially own any interests in any partnerships, business trusts or joint ventures or in any other unincorporated trade or business enterprises.

                  (h) The SMR Companies include all of the operating entities and assets controlled directly or indirectly by the Sellers related to the Business.

                  3.4 No Violations; Consents. None of the execution and delivery by such Seller of this Agreement and such Seller's Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by such Seller with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the certificate of incorporation, by-laws, limited partnership agreement, certificate of formation, operating agreement or other governing charter document of any SMR Company or any trust document of any Seller, (b) assuming compliance with the matters referred to on

Schedule 3.4, constitute a violation of any Law applicable to any SMR Company or any Seller, (c) result in the creation of any Lien (other than any Lien in favor of the Purchaser) upon the Securities or any of the assets of any of the SMR Companies, or (d) except as set forth on Schedule 3.4, conflict with, result in a breach of, or give rise to any termination or right to terminate under any Real Property Lease, Personal Property Lease or Material Contract, except for such conflicts, breaches and terminations as would not have a Material Adverse Effect. Except as set forth on Schedule 3.4, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Body is required on the part of any SMR Company or any Seller in connection with the execution, delivery and performance of this Agreement or the Sellers' Documents.

                  3.5 Real Property. (a) Schedule 3.5 sets forth a complete list of (i) all real property and interests in real property owned in fee by the SMR Companies (individually, an "Owned Property" and, collectively, the "Owned Properties"), and (ii) all real property and interests in real property leased or subleased by the SMR Companies (individually, a "Real Property Lease" and, collectively, the "Real Property Leases"; the real properties specified in such leases, together with the Owned Properties, being referred to herein individually as an "SMR Property" and collectively as the "SMR Properties"). Each of the SMR Companies has good and marketable fee title to the Owned Properties owned by it, free and clear of all Liens of any nature whatsoever except (A) Liens set forth on Schedule 3.5 and
(B) Permitted Exceptions. The SMR Properties constitute all interests in real property currently used or currently held for use in connection with the Business and which are necessary for the continued operation of the Business as currently conducted. Each of the SMR Companies has a valid and enforceable leasehold interest under each of the Real Property Leases to which it is a party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and none of the SMR Companies is in material default under any of the Real Property Leases or within the 12-month period ending on the date hereof has received any written notice of default or event that with notice or lapse of time, or both, would constitute a default under any of the Real Property Leases. To such Seller's knowledge, no third party is in material breach of a Real Property Lease. The Sellers have delivered or otherwise made available to the Purchaser true, correct and complete copies of
(i) all deeds, title reports and surveys for the Owned Properties presently in the possession of Sellers or the SMR Companies and (ii) the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

                  (b) There are no latent defects or adverse physical conditions affecting the SMR Properties or any the facilities, structures, buildings, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on, or forming part of the SMR Properties, except for such defects or conditions as would not have a Material Adverse Effect. Each SMR Company is in peaceful and undisturbed possession of each parcel of SMR Property, and there are no contractual or legal restrictions that preclude or restrict in a material way the ability to use the premises for the purposes for which they are currently being used.

                  (c) Except as otherwise disclosed in Schedule 3.5(c) with respect to each such Real Property Lease: (i) none of the SMR Companies has received any notice of cancellation or termination and no lessor has any right of termination or cancellation except in connection with the default of any SMR Company thereunder and (ii) none of the SMR Companies has granted to any other Person any rights, adverse or otherwise, thereunder. Except as otherwise set forth in Schedule 3.5(c) each Real Property Lease will not cease to be legal, valid, binding, enforceable, and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement.

                  (d) No improvements on the SMR Properties and none of the current uses and conditions thereof violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, except for such violations as would not have a Material Adverse Effect. No permits, licenses or certificates pertaining to the ownership or operation of all improvements on the SMR Properties, other than those which are transferable with the SMR Property, are required by any Governmental Authority having jurisdiction over the SMR Property, except for such permits, licenses or certificates the failure to have or transfer would not have a Material Adverse Effect.

                  (e) Except for leases or subleases entered into by and between SMR Companies, the rental set forth in each Real Property Lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

                  (f) The SMR Companies have, and upon the Closing the SMR Companies will have, the full right to exercise any renewal options contained in the Real Property Leases on the terms and conditions contained therein.

                  3.6 Tangible Personal Property. (a) Schedule 3.6(a) sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $15,000 relating to personal property used in the Business by the SMR Companies or to which any of the SMR Companies is a party or by which the properties or assets of any such SMR Company is bound. The Sellers have delivered or otherwise made available to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto, if any.

                  (b) Each of the SMR Companies has a valid and enforceable leasehold interest under each of the Personal Property Leases to which it is a party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and none of the SMR Companies is in material default under any of the Personal Property Leases or within the 12 month period ending on the date hereof has received any written notice of default or event that with notice or lapse of time, or both, would constitute a default under any of the Personal Property Leases. To such Seller's knowledge, no third party is in material breach of a Personal Property Lease.

                  (c) Each of the SMR Companies has good and marketable title to all of the items of tangible personal property owned by it and reflected in the Initial Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice and the provisions of this Agreement) (the

"Tangible Personal Property"), free and clear of Liens other than Permitted Exceptions. The parties acknowledge that the personal property listed on
Schedule 3.6(c) is property of the Sellers and excluded from the transactions contemplated hereby.

                  (d) Except for Intangible Assets (which are the subject of Section 3.10), each SMR Company owns, leases or has the legal right to use all the properties and assets, including, without limitation, the SMR Properties and the Tangible Personal Property, used by it in the conduct of the Business or otherwise owned, leased or used by such SMR Company and, with respect to contract rights, is a party to and enjoys the right to the benefits (subject to the performance of its obligations) of all contracts, agreements and other arrangements used by such SMR Company or in or relating to the conduct of the Business (all such properties, assets and contract rights being the "Assets").

                  (e) The Assets and the Intangible Assets constitute all the properties, assets and rights forming a part of, used or held in, and all such properties, assets and rights as are necessary in the conduct of, the Business as it is currently conducted. At all times since May 31, 1998, each SMR Company has caused the Assets to be maintained in accordance with the SMR Companies past business practice, and all the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended, subject to normal wear and tear and except for such failure to be in good operating conditions and repair as would not have a Material Adverse Effect.

                  (f) Following the consummation of the transactions contemplated by this Agreement, each SMR Company will continue to own, pursuant to good and marketable title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in the Assets or Intangible Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement. Immediately following the Closing, each SMR Company shall own and possess all documents, books, records, agreements and financial data of any sort used by such SMR Company in the conduct of the Business or otherwise.

                  3.7 Financial Statements; Absence of Certain Changes. (a) Attached as Schedule 3.7 is the consolidated and combined balance sheet of the SMR Companies (the "Initial Balance Sheet") as at May 31, 1998 (the "Balance Sheet Date"). The Sellers have furnished the Purchaser with a consolidated and combined balance sheet as at December 31, 1997 and December 31, 1996, and the related consolidated and combined statements of income, retained earnings, partners' capital and members' capital, and cash flows for the years then ended (collectively with the Initial Balance Sheet, the "Financial Statements"), certified by Zalick, Torok, Kirgesner, Cook & Co. Such Financial Statements, (i) were prepared in accordance with the books of account and other financial records of the SMR Companies, (ii) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the SMR Companies, and
(iii) fairly present in accordance with GAAP the consolidated and combined financial condition and results of the operations of the SMR Companies and the changes in their financial position at such dates and for such periods subject, in the case of the Initial Balance Sheet, to customary year-end adjustments and
(iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the SMR Companies and the results of operations of the SMR Companies as of the dates thereof or for the periods covered thereby.

                  (b) The books of account and other financial records of the SMR Companies: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the SMR Companies, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

                  (c) Since December 31, 1997, there has been no Material Adverse Change with respect to the SMR Companies.

                  3.8 Conduct of Business. Since December 31, 1997, the Business has been operated in the ordinary course, consistent with past practice and, since the May 31, 1998, except as set forth in Schedule 3.8 or as contemplated or expressly required or permitted by this Agreement no SMR Company has taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the

Closing Date, would constitute a breach of the Sellers' agreements set forth in
Section 5.3.

                  3.9 Material Contracts. Except as set forth in Schedules 3.5, 3.6, 3.9 or 3.10, none of the SMR Companies has or is bound by (a) any Contract relating to the employment of any Person, (b) any Contract limiting the freedom of any of the SMR Companies to engage in any line of business or to compete with any other Person or (c) any Contract which involves payment by any of the SMR Companies of $100,000 or more in any calendar year and is not cancelable by the SMR Company without penalty within 30 days after notice is given to the counterparty thereto, (d) any Contract relating to a capital lease obligation or indebtedness for borrowed money (e) any broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion or advertising Contract, or (f) any management Contracts or Contracts with independent contractors or consultants, which are not cancelable without penalty or further payment and without more than 30 days notice (the Contracts specified in clauses
(a) through (f) above being referred to as "Material Contracts"). The Sellers have delivered or otherwise made available to the Purchaser true, correct and complete copies of the Material Contracts, together with all amendments, modifications or supplements thereto, if any. Each of the SMR Companies has a valid and enforceable interest under each of the Material Contracts to which it is a party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and none of the SMR Companies is in material default under any of the Material Contracts or within the 12 month period ending on the date hereof has received any written notice of default or event that with notice or lapse of time, or both, would constitute a default under any of the Material Contracts. To each Seller's knowledge, except as disclosed in Schedule 3.9, no third party is in material breach of a Material Contract.

                  3.10 Intangible Property. (a) Schedule 3.10 (a) sets forth a list of all patents, trademarks, trade names, service marks and copyrights owned by or licensed to any of the SMR Companies and used in the Business (the "Intangible Assets"), as well as a list of all registrations thereof and pending applications therefor. Each of the Intangible

Assets owned by an SMR Company is owned free and clear of Liens (other than Permitted Exceptions) and such SMR Company has good title thereto. The SMR Companies collectively have adequate licenses or other valid rights to use all of the Intangible Assets which they do not own and which are material to the conduct of the Business. Each SMR Company's (i) use of the Intangible Assets and
(ii) conduct of the Business does not infringe upon or violate with any intellectual property rights of any other Person, except for such matters as would not have a Material Adverse Effect. Such Seller is not aware that any third party is infringing or violating the Intangible Assets.

                  (b) Each SMR Company possesses and maintains all job files, drawings, engineering and other reports, manuals, customer specifications, manufacturing process documents, proprietary parts kits, and product installation drawings necessary (i) for the conduct of the Business as currently conducted and (ii) for the manufacture, installation and sale of all products currently manufactured, installed or marketed by each SMR Company and the provision of all services provided by each SMR Company.

                  (c) Set forth on Schedule 3.10(c) is a list of all Supplemental Type Certificates and Parts Manufacturer Approvals held by the SMR Companies. All such Supplemental Type Certificates and Parts Manufacturer Approvals are held by each SMR Company free and clear of all Liens (other than Permitted Exceptions). Each SMR Company has all (i) Supplemental Type Certificates, (ii) original equipment manufacturer certifications, and (iii) Parts Manufacturer Approvals, necessary for the manufacture, installation and sale of all products currently manufactured, installed or marketed by each SMR Company and the provision of all services provided by each SMR Company.

                  3.11 Taxes. (a) Each of the SMR Companies has timely filed, or there has been filed on its behalf, all material federal, state, local and foreign Tax Returns which, to the best knowledge (as defined in this Section 3.11(a)) of the Sellers, are required to be filed by, or with respect to, the SMR Companies on or prior to the date hereof (taking into account any extension of time to file granted to or on behalf of any of the SMR Companies) (collectively, the "Returns"), and all such Tax Returns are true, correct and complete in all material respects. Except as set forth on Schedule 3.11, each of the SMR Companies (i)(A) has paid (or there has been paid on their behalf) all

Income Taxes and all material other Taxes that are due from it or (B) has provided for all such Taxes on its Financial Statements in accordance with GAAP, and (ii) will provide for such Taxes (other than Taxes for which Purchaser will be liable pursuant to Section 11.3(f)) on the Closing Balance Sheet in accordance with the methodology used in preparing the Initial Balance Sheet and in accordance with GAAP. Except as set forth in Schedule 3.11, all federal, state, local and foreign income taxes or franchise or other Taxes based on income (including interest and penalties) ("Income Taxes") shown to be due and payable on the Returns have been paid. For purposes of this Section 3.11, Seller's "knowledge" means the actual knowledge of Seller without any duty to make any inquiry.

                  (b) Except as disclosed on Schedule 3.11, (i) the Company has not executed any waivers or extensions of the applicable statutory period of limitation for Taxes of the SMR Companies for any taxable period, which waivers or extensions currently are pending, and (ii) no deficiency assessment or proposed adjustment with respect to any Tax liability of any of the SMR Companies for any taxable period is pending or, to the knowledge of the Company and such Seller, threatened.

                  (c) At all times, the Company has had in effect a valid election under Section 1362(a) of the Code to be taxed as an S corporation for federal income tax purposes (an "S Election") and, to the best of the Sellers' knowledge (as defined in Section 3.11(a)), except as set forth in Schedule 3.11,
(i) a comparable election in each state in which it conducts business or is subject to Income Tax, and (ii) a comparable election in each locality in which it both conducts business and is subject to a local Income Tax. The Company has not received written notice of and is not aware of any proposal from the IRS or any tax authority to disallow such S Election or such comparable election for any taxable year. At all times until such SMR Subsidiary became a direct or indirect subsidiary of the Company, each of the SMR Subsidiaries, except for FSI and its Subsidiaries, had in effect a valid election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes and, to the best of the Sellers' knowledge (as defined in Section 3.11(a)), except as set forth in Schedule 3.11, (i) a comparable election in each state in which it conducts business or is subject to Income Tax, and (ii) a comparable election in each locality in which it both conducts business and is subject to a local Income Tax.

Since the SMR Subsidiaries, other than FSI and its Subsidiaries, became direct or indirect subsidiaries of the Company, the Company has had in effect for each such SMR Subsidiary a valid election to be taxed as a "qualified subchapter S subsidiary" for federal income tax purposes and, to the best of the Sellers' knowledge (as defined in Section 3.11(a)), except as set forth in Schedule 3.11, and to the extent such election is provided for under applicable Tax law, (i) a comparable election in each state in which it conducts business or is subject to Income Tax, and (ii) a comparable election in each locality in which it both conducts business and is subject to a local Income Tax. The Company has not received written notice of and is not aware of any proposal from the IRS or any tax authority to disallow any of such elections described above for any such SMR Subsidiary for any taxable year.

                  (d) Each of SMR Associates and SMR Developers qualifies and since its inception has always qualified as a partnership for U.S. federal income tax purposes and is not and has not been taxable as a corporation for U.S. federal income tax purposes under Section 7704 of the Code or otherwise.

                  (e) None of the SMR Companies has been a member of any affiliated group for federal income Tax purposes with any other corporation (other than another SMR Company). None of the SMR Companies has filed a Tax Return on a consolidated, combined or unitary basis with any other corporation (other than another SMR Company). None of the SMR Companies is a party to any Tax allocation or Tax sharing agreement pursuant to which it will have any obligation to make any payments after the Closing Date. Sellers are not aware that the receipt of the Purchase Price for the Securities by the Sellers in the manner provided by this Agreement (assuming the Election is made and consideration is allocated to a covenant not to compete as provided in Schedule 1.4(b) hereof) should result in the imposition of a greater amount of Tax liability on the Sellers than the Tax liability that Sellers would have incurred were they to have received the amount of such Purchase Price for the Securities in cash at the Closing (assuming the Election is made and consideration is allocated to a covenant not to compete as provided in Schedule 1.4(b) hereof).

                  (f) For purposes of this Agreement: (i) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amount imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, escheat, stamp, transfer, value added or gains taxes, license, registration and documentation fees; and customs' duties, tariffs and similar charges; and (ii) "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

                  3.12 Employees and Employee Benefits. (a) Except as set forth in Schedule 3.12(a), (i) none of the SMR Companies is a party to any collective bargaining agreement applicable to any of its employees, (ii) none of the employees of any of the SMR Companies is represented by any labor organization,
(iii) there is no labor strike, work stoppage or slowdown pending against any of the SMR Companies and no pending lockout by any of the SMR Companies, (iv) none of the SMR Companies is in breach or is otherwise failing to comply with the provisions of any collective bargaining or union contract, except for such breaches or failures as would not have a Material Adverse Effect and there are no grievances outstanding against any SMR Company under any such agreement or contract which could have a Material Adverse Effect; (v) there are no unfair labor practice complaints pending against any SMR Company before the National Labor Relations Board or any other Governmental Body or any current union representation questions involving employees of any SMR Company which could have a Material Adverse Effect; (vi) each SMR Company currently is in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Body and has withheld and paid to the appropriate Governmental Body or is holding for payment not yet due to such Governmental Body all amounts required to be withheld from employees or such SMR Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing, except for such matters described in this clause (vi), as would not have a Material Adverse Effect; and (vii) each SMR Company has paid in full to all its employees or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees. To each Seller's knowledge, there is no charge of discrimination in employment practices, for any reason including, without limitation, age, gender, race, religion or other legally protected category which is pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Body in any jurisdiction in which such SMR Company employs any Person.

                  (b) Schedule 3.12(b)(i) lists each employee benefit plan as defined in Section 3(3) of ERISA of any SMR Company covering any of its employees or former employees (an "Employee Benefit Plan"). Schedule 3.12(b)(ii) lists each employment or severance contract or arrangement, each plan or arrangement providing for insurance coverage, severance, termination or similar coverage and all written compensation policies and practices maintained by any SMR Company covering any of its employees or former employees and that is not an Employee Benefit Plan (a "Benefit Arrangement").

                  (c) Each Employee Benefit Plan is in compliance in all material respects with the applicable requirements of ERISA and the Code.

                  3.13 Litigation. Except as set forth in Schedule 3.13, there is no Legal Proceeding pending, or, to the knowledge of such Seller, threatened in writing against any of the SMR Companies. None of the matters disclosed in
Schedule 3.13(i) has or has had a Material Adverse Effect or (ii) seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or (iii) questions the validity of this Agreement or such Seller's Documents or any action taken or to be taken by such Seller in connection with the consummation of the transactions contemplated hereby or thereby.

                  3.14 Compliance with Law. Except as set forth in Schedule 3.14, to the knowledge of such Seller, each of the SMR Companies is conducting the Business in compliance with all applicable Laws and Orders and currently is in compliance with all applicable Laws and Orders, except where the failure to so comply would not have a Material Adverse Effect.

                  3.15 Environmental Matters. (a) There are no pending or, to such Seller's knowledge, threatened claims, suits or proceedings arising out of or related to any environmental law or regulation in connection with the Business or the ownership or use of the assets of any of the SMR Companies, including, without limitation, statutes and regulations related to air quality, water quality, solid waste management, hazardous or toxic substances or protection of health or the environment, including, but not limited to, the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 et seq. as amended), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq. as amended), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq. as amended), the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 U.S.C. 9601 et seq. as amended), the Clean Air Act (42 U.S.C. 7401 et seq. as amended), the Toxic Substances Control Act (15 U.S.C. 2601 et seq. as amended), and any similar state or local laws, rules and regulations (collectively, "Environmental Laws"). To such Seller's knowledge, each SMR Company is in compliance with Environmental Laws, except for such noncompliance as would not have a Material Adverse Effect. Each SMR Company has received all Permits ("Environmental Permits") under Environmental Laws related to the operation of the Business including all air, water and waste Permits and Permits for emission and/or disposal of solid, liquid and gaseous materials from manufacturing operations and is operating in compliance with each such Permit, except where the failure to have received such Permits or lack of compliance would not have a Material Adverse Effect.

                  (b) To the Sellers' knowledge none of the SMR Companies or any other Person has released solid, liquid or gaseous materials from manufacturing operations on any of the SMR Properties or, during its ownership and occupancy of such property, on any property formerly owned, leased, used or occupied by any SMR Company in violation of applicable Environmental Laws, except for such violations as would not have a Material Adverse Effect. None of the SMR Companies is conducting, or has undertaken or completed, any investigation or remedial action relating to any release or threatened release of solid, liquid or gaseous materials from manufacturing operations at any of the SMR Properties or at any other site, location or operation, either voluntarily or pursuant to the Order of any Governmental Body or the requirements of any Environmental Law or environmental permit.

                  (c) This Section 3.15 constitutes the sole and exclusive representations and warranties regarding environmental matters, including, but not limited to, those matters under Environmental Laws.

                  3.16 Insurance. Schedule 3.16 sets forth a list of all material policies of insurance of any kind or nature covering the SMR Companies, including, without limitation, policies of life, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance and the SMR Companies have timely paid all premiums due thereunder. To the Seller's knowledge, none of these policies is in default. True, correct and complete copies of each such policy have been delivered or made available to the Purchaser.

                  3.17 Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for any of the SMR Companies or such Seller in connection with the negotiations relating to or the transactions contemplated by this Agreement and no Person is entitled to any fee, commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of any of the SMR Companies or such Seller, except for Schroder & Co. Inc. ("Schroders").

                  3.18 Securities Act. Such Seller is acquiring the Purchaser Shares to be issued to him pursuant to Section 1.2 and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Such Seller acknowledges that the Purchaser Shares have not been registered under the Securities Act or any applicable state securities Law and that such Purchaser Shares may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities Laws as applicable. Sellers make no representations or warranties regarding the sales of Purchaser Common Stock provided for in Section 1.5.

                  3.19. Inventories. (a) Subject to amounts reserved therefor on the Initial Balance Sheet, the values at which all Inventories are carried on the Initial Balance Sheet reflect the historical inventory valuation policy of the SMR Companies of stating such Inventories at the lower of cost (determined as set forth in the notes to the Financial Statements) or market value. Except as set forth in Schedule 3.19, the SMR Companies have good and marketable title to the Inventories free and clear of Liens other than Permitted Exceptions. Schedule 3.19 is a complete list of the addresses of all warehouses and other facilities in which the Inventories are located.

                  (b) Subject to amounts reserved therefore on the Initial Balance Sheet, adequate provision has been made for Inventory items that are obsolete, damaged or slow-moving. The Inventories reflected on the Initial Balance Sheet are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the Business consistent with past practice. None of the SMR Companies is under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of their customers other than in the ordinary course of business consistent with past practice.

                  3.20. No Undisclosed Liabilities. To each Seller's knowledge, there are no Liabilities of the SMR Companies, other than Liabilities (i) reflected or reserved against on the Initial Balance Sheet, (ii) disclosed in
Schedule 3.20 or (iii) incurred since the date of the Initial Balance Sheet in the ordinary course of the Business, consistent with the past practice, of the SMR Companies and which do not and would not have a Material Adverse Effect. Reserves are reflected on the Initial Balance Sheet against all Liabilities of the SMR Companies in amounts that have been established on a basis consistent with the past practices of the SMR Companies and in accordance with GAAP.

                  3.21. Receivables. Schedule 3.21 sets forth an aged list of the Receivables of the SMR Companies as of the Balance Sheet Date showing separately those Receivables that as of such date had been outstanding (i) 29 days or less, (ii) 30 to 59 days, (iii) 60 to 89 days, (iv) 90 to 119 days and
(v) more than 119 days. Except to the extent, if any, reserved for on the Initial Balance Sheet, all Receivables reflected on the Initial Balance Sheet arose from, and the Receivables existing on the Closing Date will have arisen from, the sale of Inventory or services to Persons not affiliated with any Seller or any SMR Company and in the ordinary course of the Business consistent with past practice and, except as reserved against on the Initial Balance Sheet, to the Seller's knowledge, constitute or will constitute, as the case may be, only valid, undisputed claims of the SMR Companies not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Business consistent with past practice.

                  3.22. Customers. Listed in Schedule 3.22 are the names and addresses of the ten most significant customers (by revenue) of the SMR Companies for the twelve-month period ended May 31, 1998 and the amount for which each such customer was invoiced during such period. Except as disclosed in
Schedule 3.22, none of the Sellers nor any SMR Company has received any notice that any significant customer of any SMR Company has ceased, or will cease, to use the products, equipment, goods or services of such SMR Company, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

                  3.23. Suppliers. Listed in Schedule 3.23 are the names and addresses of each of the ten most significant suppliers of raw materials, supplies, merchandise and other goods for the SMR Companies for the twelve-month period ended May 31, 1998 and the amount for which each such supplier invoiced the SMR Companies during such period. Except as disclosed in Schedule 3.23, none of the Sellers nor any SMR Company has received any notice that any such supplier will not sell raw materials, supplies, merchandise and other goods to any SMR Company at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to such SMR Company, subject only to general and customary price increases.

                  3.24. Key Employees. (a) Schedule 3.24 lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1995, 1996, 1997 and 1998, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of each SMR Company (other than any Seller) whose annual compensation exceeded (or, in 1998, is expected to exceed) $90,000.

                  (b) All directors, officers, management employees, and technical and professional employees of each SMR Company are under written obligation to such SMR Company to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to such SMR Company all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

                  3.25. Corporate Books and Records. The minute books of each SMR Company contain materially accurate records of all meetings and accurately reflect in all material respects all other actions taken by the stockholders, boards of directors and all committees of the boards of directors of such SMR Company. Complete and accurate copies of all such minute books and of the stock register of each SMR Company have been provided by the Sellers to the Purchaser.

                  3.26. Certain Interests. (a) Except as disclosed in Schedule 3.26(a), no officer or director of any SMR Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                  (i) has any direct or indirect financial interest in any competitor, supplier or customer of any SMR Company, provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                  (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which any SMR Company uses or has used in the conduct of the Business or otherwise; or

                  (iii)      has outstanding any Indebtedness to any SMR
         Company

                  (b) Except as disclosed in Schedule 3.26(b), no officer or director of any SMR Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director has outstanding any Indebtedness to any Seller.

                  (c) Except as disclosed in Schedule 3.26(c), no SMR Company has any Liability or any other obligation of any nature whatsoever to any officer, director or shareholder of any SMR Company or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to each Seller that:

                  4.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted.

                  4.2 Authorization of Agreement. The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates required to be executed by the Purchaser being hereinafter referred to, collectively, as the "Purchaser Documents") and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document has been duly authorized by the Purchaser's Board of Directors, constituting all necessary corporate action on the part of the Purchaser. This Agreement has been, and the Purchaser Documents will be at or prior to the Closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Purchaser Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  4.3 No Violations; Consents. None of the execution and delivery by the Purchaser of this Agreement and the Purchaser Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by the Purchaser with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Purchaser or (b) assuming compliance with the matters referred to on Schedule 4.3, constitute a violation of any Law applicable to the Purchaser. Except as set forth on Schedule 4.3, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Body is required on the part of the Purchaser in connection with the execution, delivery and performance of this Agreement or the Purchaser Documents.

                  4.4 Litigation. There is no Legal Proceeding pending or, to the knowledge of the Purchaser, threatened, that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement, the Purchaser Documents or any action taken or to be taken by the Purchaser in connection with the consummation of the transactions contemplated hereby or thereby.

                  4.5 Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for the Purchaser in connection with the negotiations relating to or the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment (other than from the Purchaser) in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Purchaser.

                  4.6 Securities Act. The Purchaser is acquiring the Securities solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. The Purchaser acknowledges that the Securities have not been registered under the Securities Act or any applicable state securities Law and that such Securities may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities Laws as applicable.

                  4.7 Condition of the Business. The Purchaser and its representatives and agents have had and exercised, prior to the date hereof, the right to enter upon the SMR Properties and to make all inspections and investigations of the Business deemed necessary or desirable by the Purchaser. The Purchaser is not purchasing the Securities based on any representation or warranty of the Sellers not expressly set forth in this Agreement. In light of these inspections and investigations, the Purchaser is relinquishing any right to any claim based on any representations and warranties other than those specifically included in this Agreement. Any claims the Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties set forth in this Agreement. All representations and warranties implied or arising under statute or otherwise (other than the representations and warranties set forth in this Agreement) hereby are waived by the Purchaser. In particular, the Sellers make no representation or warranty to the Purchaser with respect to any offering memoranda or financial projection or forecast relating to the SMR Companies. With respect to any such projection or forecast delivered by or on behalf of the Sellers to the Purchaser, the Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it and (iv) it shall have no claim against any of the Sellers with respect thereto. Nothing contained in this Section 4.7 or any investigation or inspection by the Purchaser shall in any way limit the ability of the Purchaser to rely upon the representations and warranties made by the Sellers in this Agreement, subject to the terms and conditions of this Agreement.

                  4.8 Representation. Purchaser is not aware that the receipt of the Purchase Price for the Securities by the Sellers in the manner provided by this Agreement (assuming the Election is made and consideration is allocated to a covenant not to compete as provided in Schedule 1.4(b) hereof) should result in the imposition of a greater amount of Tax liability on the Sellers than the Tax liability that Sellers would have incurred were they to have received the amount of such Purchase Price for the Securities in cash at the Closing (assuming the Election is made and consideration is allocated to a covenant not to compete as provided in Schedule 1.4(b) hereof).


                                    ARTICLE V

                            COVENANTS OF THE SELLERS

                  From and after the date hereof and until the Closing, the Company and each Seller jointly and severally covenants and agrees with the Purchaser that:

                  5.1 Cooperation; Consents and Conditions. Such Seller shall use his reasonable best efforts to take, or cause to be taken, all action to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (a) complying with the HSR Act in all respects (including the filing of a notification and report form to the extent necessary no later than the business day following the execution of this Agreement), (b) obtaining all necessary waivers, consents and approvals from Governmental Bodies and the making of all necessary registrations and filings (including, but not limited to, filings with Governmental Bodies, if any) and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Body, (c) obtaining all necessary consents, approvals or waivers from third parties and (d) defending any lawsuits or any other Legal Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed.

                  5.2 Access to Documents; Opportunity to Ask Questions. Such Seller shall provide the Purchaser with such information as the Purchaser from time to time reasonably may request with respect to the SMR Companies, and shall permit the Purchaser and any of the directors, officers, employees, counsel, representatives, accountants and auditors (collectively, the "Purchaser Representatives") reasonable access, during normal business hours and upon reasonable prior notice, to the properties, records and books of accounts, management and employees of the SMR Companies, as the Purchaser from time to time reasonably may request. Until the Closing Date, all information obtained by the Purchaser, and the manner in which it is obtained, in connection with the transactions contemplated by this Agreement shall be subject to the Confidentiality Agreement, dated as of June 5, 1998, between the Purchaser and Schroders on behalf of the SMR Companies (the "Confidentiality Agreement").

                  5.3 Conduct of Business. (a) Each Seller shall cause each of the SMR Companies to operate and conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as described in Schedule 5.3, each Seller shall cause each SMR Company to
(i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice, (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables,
(iii) use commercially reasonable efforts to (A) preserve its present business operations, organization and goodwill, (B) keep available the services of its present employees, (C) preserve its present relationships with customers, suppliers and other Persons having business dealings with it, (D) maintain all of its assets and properties in their current condition, normal wear and tear excepted, (E) maintain insurance in such amounts and of such kinds as is comparable to that in effect on the date hereof (with insurers of substantially the same or better financial condition), (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases set forth in
Schedule 3.5 which by their terms would otherwise expire; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which would have the intent of causing any representation or warranty of any Seller to be untrue or result in a breach of any covenant made by any Seller in this Agreement.

                  (b) Such Seller shall not permit any of the SMR Companies to, do, or agree or commit to do, any of the following without the prior written consent of the Purchaser, which shall not be unreasonably withheld:

                         (i)(A) increase the rate of compensation payable or to become payable to any of its employees other than ordinary increases consistent with past practice, (B) amend in any material respect any bonus, stock option, stock purchase, profit-sharing, deferred compensation, pension, retirement or other similar plan or arrangement to or in respect of any such employee other than as may be required to maintain compliance with ERISA and/or the Code, or (C) enter into any new, or amend in any respect any existing, employment, severance or consulting agreement, sales agency or other Contract with respect to the performance of personal services for any of the SMR Companies, other than as may be required to maintain compliance with ERISA and/or the Code, except that Purchaser agrees that the individuals listed on Schedule 5.3 shall be paid by the SMR Companies the bonuses set forth opposite their names on such Schedule 5.3 immediately prior to the Closing;

                         (ii)(A) increase its indebtedness for borrowed money or capital lease obligations, except in the ordinary course of business or in connection with the payment of transaction expenses, (B) sell, assign, transfer, convey, lease or otherwise dispose of any of its material assets, other than inventory in the ordinary course of business, (C) cancel or compromise any material debt or claim or waive or release any material right, except for adjustments or settlements made in the ordinary course of business consistent with past practice,
          (D) make any capital expenditure in excess of $10,000 or series of capital expenditures of more than $250,000 in the aggregate, (E) agree to amend, modify or supplement any Real Property Lease, Personal Property Lease or Material Contract, or (F) acquire any material assets other than in the ordinary course of business;

                             (iii) declare, make or set aside funds for any dividend, distribution or other payment in respect of its outstanding equity interests, including any redemptions or repurchases thereof; provided, however, that the Sellers shall be entitled to receive distributions which, in the aggregate, do not exceed their federal, state and local tax liability in respect of the taxable income of the SMR Companies through and including the Closing Date (other than taxable income directly resulting from the making of the Election), subject to any adjustments to the Purchase Price required by Section
          1.3. The foregoing shall not be deemed to prohibit the distribution of SMR Associates to each Seller of monthly cash compensation payments in the amount of $20,000.00, which is consistent with past practice;

                         (iv) permit or allow any of the assets or properties (whether tangible or intangible) of any SMR Company to be subjected to any Lien, other than Permitted Exceptions and Liens that will be released at or prior to the Closing;

                         (v) except in the ordinary course of business consistent with past practice, discharge or otherwise obtain the release of any Lien or pay or otherwise discharge any Liability, other than current liabilities reflected on the Initial Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date (for the avoidance of doubt, nothing in the Section 5.3(b)(v) will in any way restrict the SMR Companies' ability to repay existing long-term debt);

                         (vi) make any loan to, guarantee any Indebtedness of or otherwise incur any Indebtedness on behalf of any Person;

                         (vii) fail to pay any creditor any amount owed to such creditor when due, except in respect of good faith disputes;

                         (viii) make any material changes in the customary methods of operations of any SMR Company, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

                         (ix) merge with, enter into a consolidation with or acquire an interest of 5% or more in any Person;

                         (x) issue or sell any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, any SMR Company;

                             (xi) enter into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of any such Person);

                         (xii) write down or write up (or fail to write down or write up in accordance with GAAP consistent with past practice) the value of any Inventories or Receivables or revalue any assets of any SMR Company other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

                         (xiii) make any change in any method of accounting or accounting practice or policy used by any SMR Company, other than such changes required by GAAP;

                         (xiv) allow any Permit that was issued or relates to any SMR Company or otherwise relates to any Asset to lapse or terminate or fail to renew any such Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

                         (xv) amend or restate the Certificate of Incorporation or the By-laws (or other organizational documents) of any SMR Company;

                         xvi) terminate, discontinue, close or dispose of any plant, facility or other business operation, or lay off any employees (other than layoffs of less than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implement any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the U.S. Treasury Regulations promulgated with respect to the Code or announce or plan any such action or program for the future;

                         (xvii) disclose any secret or confidential Intangible Assets (except by way of issuance of a patent) or permit to lapse or go abandoned any Intangible Assets (or any registration or grant thereof or any application relating thereto) to which, or under which, any SMR Company has any right, title, interest, or license;

                         (xviii) enter into any agreement for the purchase or sale of goods or services by the Company for an amount in excess of $350,000 per agreement;

                         (xix) fail to maintain the Assets in accordance with past practice;

                         (xx) agree, whether in writing or otherwise, to take any of the actions specified in this Section 5.3(b) or grant any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 5.3(b), except as expressly contemplated by this Agreement.

                         (xxi) make any material tax election or settle or compromise any material federal, state, local or foreign income Tax which could be materially detrimental to the Purchaser.

                  5.4 Notices of Certain Events. Such Seller shall promptly notify the Purchaser of:

                  (a) any notice or other communication (i) alleging that the consent of any Person is or may be required in connection with the transactions contemplated by this Agreement, or (ii) from any Person to the effect that such Person intends not to continue to conduct business with any of the SMR Companies after the Closing;

                  (b) any notice or other communication from any Government Body in connection with the transactions contemplated by this Agreement; and

                  (c) any Legal Proceeding commenced or, to the best of his knowledge threatened against, relating to or involving or otherwise affecting any of the SMR Companies that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 hereof or that relate to the consummation of the transactions contemplated by this Agreement.

                  SECTION 5.5. Confidentiality (Sellers). Each Seller agrees to:
(i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business and each SMR Company, (ii) in the event that such Seller becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser or any SMR Company may seek a protective order or other remedy, (iii) in the event that such protective order or other remedy is not obtained, furnish only that portion of such confidential information which is legally required to be provided and exercise reasonable efforts to obtain assurances that confidential treatment will be accorded such information,
(iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to each SMR Company or the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of such Seller and destroy any and all additional copies then in the possession of such Seller of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by such Seller, provided further that, with respect to Intangible Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intangible Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. Each Seller agrees and acknowledges that remedies at law for any breach of his obligations under this
Section 5.5 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

                                   ARTICLE VI

                           COVENANTS OF THE PURCHASER

                  From and after the date hereof, and until the Closing Date, the Purchaser hereby covenants and agrees with the Sellers that:

                  6.1 Cooperation; Consents and Conditions. The Purchaser shall use its reasonable best efforts to take, or cause to be taken, all action to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (a) complying with the HSR Act in all respects (including the filing of a notification and report form to the extent necessary no later than the business day following the execution of this Agreement), (b) obtaining all necessary waivers, consents and approvals from Governmental Bodies and the making of all necessary registrations and filings (including, but not limited to, filings with Governmental Bodies, if any) and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Body, (c) obtaining all necessary consents, approvals or waivers from third parties and (d) defending any Legal Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed.

                  6.2 Confidentiality (Purchaser). The Purchaser shall comply with the terms regarding confidentiality set forth in the Confidentiality Agreement.

                  6.3 Notices of Certain Events. The Purchaser shall promptly notify the Sellers of:

                  (a) any notice or other communication from any Government Body in connection with the transactions contemplated by this Agreement; and

                  (b) any Legal Proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Purchaser that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.4 hereof or that relate to the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE VII

              COVENANTS RELATING TO EMPLOYMENT AND EMPLOYEE MATTERS

                  7.1 Employment and Employee Benefit Matters.

                  (a) The Purchaser shall, and shall cause its Subsidiaries following the Closing Date to:

                           (i) honor and provide for payment of all
obligations and benefits under all Employee Benefit Plans and Benefit Arrangements in accordance with their terms;

                           (ii) provide employee benefits which are
substantially comparable in the aggregate to the level of employee benefits provided by the SMR Companies under the Employee Benefit Plans and Benefit Arrangements in effect as of the date hereof for the benefit of employees or former employees who are or had been employees of any of the SMR Companies on or before the Closing Date ("Covered Employees") until February 28, 1999;

                           (iii) maintain in effect until February 28, 1999 for
the benefit of the Covered Employees the severance plans and practices of the SMR Companies in effect as of the date hereof;

                           (iv) provide until February 28, 1999 for the benefit
of Covered Employees who remain in the employ of the Purchaser or any of its affiliates employee compensation that is no less than the compensation (including base pay and incentive compensation) provided by the SMR Companies under the compensation arrangements in effect as of the date hereof; and

                           (v) provide healthcare benefits to the former owners
of FSI in accordance with the terms set forth on Schedule 7.1(a).

                  (b) If Covered Employees are included in any benefit plan (including, without limitation, provision for vacation) of the Purchaser or its Subsidiaries, the Purchaser agrees that the Covered Employees shall receive credit as employees of the SMR Companies for service prior to the Closing Date with the SMR Companies to the same extent such service was counted under similar Employee Benefit Plans for purposes of eligibility, vesting, eligibility for retirement and, with respect to vacation, disability and severance, benefit accrual. If Covered Employees are included in any medical, dental or health plan other than the plan or plans they participated in on the Closing Date, the Purchaser agrees that any such plans shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Employee Benefit Plan or Benefit Arrangement on the date hereof, and shall provide credit for any deductibles and co-payments applied or made with respect to each Covered Employee in the calendar year of the change.

                  (c) The parties acknowledge that nothing herein shall be deemed to be a commitment on the part of the Purchaser to provide employment to any person for any period of time and, except as otherwise provided in this
Section 7.1, nothing herein shall be deemed to prevent the Purchaser from amending or terminating any Employee Benefit Plan or Benefit Arrangement in accordance with its terms.


                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

                  The obligation of the Purchaser to consummate the purchase of the Securities on the Closing Date is subject to the satisfaction of each of the following conditions:

                  8.1 Representations, Warranties and Covenants. (a) Each of the representations and warranties of the Sellers contained herein and in each of the Seller's Documents shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, it being understood that to the extent that such representations and warranties were made as of a specified date the same shall continue on the Closing Date to be true and correct in all material respects as of the specified date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 8.1(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects).

                  (b) Each Seller shall have performed and complied in all material respects with the covenants and provisions of this Agreement and in each of the Seller's Documents required to be performed or complied with by them at or prior to the Closing Date.

                  8.2 Deliveries by the Sellers to the Purchaser. At the Closing, each Seller shall deliver, or shall cause to be delivered, to the Purchaser the following:

                  (a) the certificates representing the Shares owned by such Seller, duly endorsed or accompanied by duly executed stock powers to the Purchaser, together with such additional documents and instruments reasonably requested by the Purchaser in connection with the sale, transfer, assignment and conveyance of such Shares by such Seller to the Purchaser;

                  (b) appropriate instruments of sale, transfer, assignment and conveyance with respect to the Partnership Interests and the LLC Interests owned by such Seller, in form and substance reasonably acceptable to the Purchaser, together with such additional documents and instruments reasonably requested by the Purchaser in connection with the sale, transfer, assignment and conveyance of such Partnership Interests and LLC Interests by such Seller to the Purchaser;

                  (c) a certificate dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in Section 8.1 hereof;

                  (d) an affidavit, in a form reasonably satisfactory to the Purchaser, of such Seller stating under penalties of perjury such Seller's United States taxpayer identification number and that such Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code;

                  (e) a good standing certificate for each of the SMR Companies (to the extent applicable) from the Secretary of State of the State of its incorporation or formation dated the Closing Date;

                  (f) a Registration and Transfer Agreement, dated the Closing Date, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement") executed by such Seller;

                  (g) the Escrow Agreement, dated the Closing Date, executed by such Seller, together with any counterparts signed by the Escrow Agent and blank stock powers executed by such Seller with respect to the Purchaser Common Stock and Purchaser Preferred Stock to be held in escrow;

                  (h) a Standstill and Noncompete Agreement, dated the Closing Date, executed by such Seller, substantially in the form attached hereto as Exhibit D;

                  (i) a Share Disposition Agreement, dated the Closing Date, substantially in the form attached hereto as Exhibit E (the "Share Disposition Agreement"), executed by such Seller; and

                  (j) resignations, dated the Closing Date, signed by the Sellers relating to their positions as directors, officers and managers of the SMR Companies.

                  8.3 ESOP Shares. On or before the Closing Date, the ESOP Shares shall have been purchased by the Purchaser pursuant to the ESOP Purchase Agreement.

                  8.4 No Prohibition. No Law or Order of any court or administrative agency shall be in effect which prohibits the Purchaser or any Seller from consummating the transactions contemplated hereby.


                                   ARTICLE IX

                CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS

                  The obligation of each Seller to consummate the sale, transfer and assignment to the Purchaser of the Securities owned by such Seller on the Closing Date is subject to the satisfaction of each of the following conditions:

                  9.1 Representations, Warranties and Covenants. (a) Each of the representations and warranties of the Purchaser contained herein and in the Purchaser Documents shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, it being understood that to the extent that such representations and warranties were made as of a specified date the same shall continue on the Closing Date to be true and correct in all material respects as of the specified date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 8.1(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects).

                  (b) The Purchaser shall have performed and complied in all material respects with the covenants and provisions in this Agreement and in the Purchaser Documents required herein to be performed or complied with by it at or prior to the Closing Date.

                  9.2 Deliveries by the Purchaser to the Sellers. At the Closing, the Purchaser shall deliver to each Seller the following:

                  (a) a certificate or certificates representing the Purchaser Common Stock and Purchaser Preferred Stock to be delivered to such Seller pursuant to Section 1.2 hereof, registered in the name of such Seller;

                  (b) the Cash Payment, if any, to be made to such Seller pursuant to Section 1.2 hereof;

                  (c) a certificate of the Purchaser, dated as of the Closing Date and signed by an executive officer of the Purchaser, certifying as to the fulfillment of the conditions set forth in Section 9.1 hereof;

                  (d) the Registration Rights Agreement, executed by the Purchaser;

                  (e) the executed Letter of Credit;

                  (f) the Escrow Agreement, dated the Closing Date, duly executed by the Purchaser;

                  (g) the Share Disposition Agreement, duly executed by the Purchaser; and

                  (h) a certificate of the Purchaser, dated the Closing Date and signed by an executive officer of Purchaser, certifying that the deliveries required to be made by the Purchaser to the Escrow Agent have been made.

                  9.3 No Prohibition. No Law or Order of any court or administrative agency shall be in effect which prohibits the Purchaser or any Seller from consummating the transactions contemplated hereby.


                                    ARTICLE X

                        ADDITIONAL POST-CLOSING COVENANTS

                  10.1 Further Assurances. From time to time after the Closing Date, each of the Sellers shall, at the Purchaser's sole cost and expense, at the reasonable request of the Purchaser, execute and deliver such other and further instruments of sale, assignment, transfer and conveyance and take such other and further action as the Purchaser may reasonably request in order to vest in the Purchaser and put the Purchaser in possession of the Securities.

                  10.2 Public Announcements. None of the Sellers, the Purchaser or their respective affiliates shall make any public statement or disclosure with respect to this Agreement and the transactions contemplated hereby to any third party, including, without limitation, any Governmental Body, customers, employees, shareholders and the financial community without the consent of the other party hereto, except as may be required by Law or applicable NASD rule.

                  10.3 Books and Records; Personnel. For a period of six years after the Closing Date (or such longer period as may be required by any Governmental Body or ongoing Legal Proceeding):

                  (a) Neither any SMR Company nor the Purchaser shall dispose of or destroy any of the business records and files of the SMR Companies. If any SMR Company or the Purchaser wishes to dispose of or destroy such records and files after that time, it shall first give 30 days' prior written notice to the Sellers and each of the Sellers shall have the right, at his option and expense, upon prior written notice to the Purchaser within such 30-day period, to take possession of the records and files within 60 days after the date of the SMR Company's or the Purchaser's notice to the Sellers.

                  (b) The SMR Companies and the Purchaser shall allow each of the Sellers and his representatives access to all business records and files of the SMR Companies for the period prior to the Closing Date, during regular business hours and upon reasonable notice at the Company's principal place of business or at any location where such records are stored, and each of the Sellers shall have the right, at his own expense, to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere in any material respect with the normal conduct of business operations.

                  (c) The Company shall make available to each of the Sellers, upon written request and at such Seller's expense, the Company's personnel to assist such Seller in locating and obtaining the above-referenced records and files maintained by SMR Companies.

                  10.4 Transitional Assistance. For a period commencing on the Closing Date and ending six months thereafter, each Seller shall be available at the reasonable request of Purchaser to respond to inquiries and otherwise assist the Purchaser with respect to transitional matters. No Seller shall be obligated to spend more than 100 hours of his time regarding such matters without compensation. The Purchaser shall promptly reimburse all out-of-pocket expenses incurred by each Seller with respect to the matters set forth in this Section 10.4.

                                   ARTICLE XI

                       INDEMNIFICATION AND RELATED MATTERS

                  11.1 Survival of Representations, Warranties. Except for the representations and warranties set forth in (i) Sections 3.3(f) and 3.11 which shall survive until the applicable statute of limitations has expired plus, with respect to Section 3.11 only, 60 days thereafter and (ii) Section 3.15, which shall survive until the second anniversary of the Closing Date, the representations and warranties of the parties contained in this Agreement shall survive until December 31, 1999. Any covenant or other agreement herein shall survive the Closing hereunder indefinitely or for such lesser period of time as may be specified therein. Any matter as to which a claim has been asserted by formal notice pursuant to Section 11.4 and within the time limitation set forth in this Section 11.1 that is pending or unresolved at the end of such limitation period shall continue to be covered by this Article XI notwithstanding the expiration date set forth in this Section 11.1, until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

                  11.2 Obligations of the Sellers. From and after the Closing, each Seller, jointly and severally, agrees to indemnify, defend and hold harmless the Purchaser, its affiliates (including after the Closing, each SMR Company), and their successors and assigns, and the officers, directors, employees and agents of the Purchaser, its affiliates and their successors and assigns (each a "Purchaser Indemnified Party") from and against any and all Losses which any Purchaser Indemnified Party may suffer, incur or sustain arising out of, attributable to, or resulting from: (a) any breach or nonperformance of any of the covenants or other agreements made by such Seller in Article V of this Agreement and (b) any inaccuracy in or breach of any of the representations or warranties of such Seller contained in Article III of this Agreement; (c) (i) any solid, liquid or gaseous materials from manufacturing operations which on or prior to the Closing Date were present at, on or under, or migrated or transported to or from the SMR Properties (or any property formerly owned or used by any SMR Company or the Business) in violation of Environmental Law, (ii) any noncompliance with or violation of any applicable Environmental Law or Environmental Permit occurring on or prior to the Closing Date, and (iii) the environmental matters set forth on Schedule 11.2(c) hereof (provided that the Purchaser Indemnified Parties first exhaust all available remedies against the former owner identified on such Schedule 11.2(c) before proceeding against Sellers in respect of Section 11.2(c)(i), (ii) or (iii)); provided, however, that no such indemnification shall be required under this clause(c) unless (i) a written notice or claim shall have been received by a Purchaser Indemnified Party from a Governmental Body or third party and not resulting from any actions taken by the Purchaser Indemnified Parties other than Phase II and other environmental testing as advised by the Purchaser's environmental consultants and any reporting obligations to any Governmental Body resulting therefrom and the Seller shall have received notice of such written notice or claim on or prior to the second anniversary of the Closing Date, and provided, further, that the Sellers shall have the right, but not the obligation to control and manage any required remedial action and shall only be responsible to the extent necessary to meet the least stringent, most cost effective standard required by applicable Environmental Laws and consistent with the SMR Properties' use at the time of Closing, (d) any claim brought against the Purchaser or any other Purchaser Indemnified Party in connection with the ESOP Purchase Agreement alleging that the consideration paid to the FSI ESOP (or the beneficiaries thereof) was unfair or inadequate or that the FSI ESOP was otherwise damaged in connection with the ESOP Purchase Agreement (provided that no indemnification shall be provided in connection with any claim that the Purchaser has breached the ESOP Purchase Agreement), and (e) any Taxes imposed on any of the SMR Companies with respect to taxable periods ending on or before the Closing Date or, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such period ending on the Closing Date (determined in accordance with Section 13.2(a)(ii)), in each case other than (i) by reason of the Election (subject to Section 13.1(c)(ii) and the last sentence of Section 13.1(g)) or (ii) by reason of any action (other than the Election) taken by any SMR Company after the Closing or by or at the direction of the Purchaser (including without limitation the filing of an amended Tax Return for an SMR Company for a period (or portion thereof) ending on or prior to the Closing Date without the consent of the Sellers).

                  11.3 Obligations of Purchaser. From and after the Closing, Purchaser agrees to indemnify, defend and hold harmless each Seller from and against any and all Losses which any of them may suffer, incur, or sustain arising out of, attributable to, or resulting from: (a) any breach or nonperformance of any of the covenants or other agreements made by Purchaser in
Article VI of this Agreement; (b) any inaccuracy in or breach of any of the representations and warranties of Purchaser contained in Article IV of this Agreement; (c) any obligations of any of the SMR Companies to the FSI ESOP arising prior to the Closing Date (including for the Department of Labor settlement described on Schedule 11.3 hereof provided that the accruals for such settlement are reflected on the Closing Balance Sheet), other than for the matters described in Section 11.2(d); (d) any claims by any employees or former employees of the SMR Companies, including, without limitation, relating to their employment with the SMR Companies, termination of employment or change in benefits or compensation, except for matters which would constitute a breach of the representations and warranties made by Seller in
Section 3.12; or (e) any actions taken as a director, officer, partner or manager of any of the SMR Companies prior to the Closing Date to the maximum extent permitted for directors, officers, partners or managers under applicable state corporate, partnership and limited liability company laws, except for matters for which Purchaser is entitled to indemnification under Section 11.2; or (f) any Taxes imposed on any of the Sellers or SMR Companies with respect to taxable periods ending on or before the Closing Date or, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such period ending on the Closing Date (determined in accordance with Section 13.2(a)(ii)) by reason of (i) the Election (subject to Section 13.1(c)(iii) and the last sentence of Section 13.1(g)) or (ii) any action taken by any SMR Company (other than the Election) after the Closing or by or at the direction of the Purchaser (including without limitation the filing of an amended Tax Return for an SMR Company in respect of a period (or portion thereof) ending on or prior to the Closing Date without the consent of the Sellers).

                  11.4 Procedure. (a) Notice of Third Party Claims. Any party entitled to and seeking indemnification pursuant to this Article XI for any Loss or potential Loss (an "Indemnified Party") arising from a claim asserted by a third party against the Indemnified Party (a "Third Party Claim") shall give written notice to the party required to indemnify the Indemnified Party pursuant to this Article XI (the "Indemnifying Party") specifying in detail the source of the Loss or potential Loss under Section 11.2 or 11.3, as the case may be. Written notice to the Indemnifying Party of the existence of a Third Party Claim shall be given by the Indemnified Party promptly after notice of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Article XI by any failure to provide such prompt notice of the existence of a Third Party Claim to the Indemnifying Party unless the Indemnifying Party has been damaged or prejudiced as a result of such delay. In the case of a Tax Claim, the procedures set forth in Section 13.2 shall apply in lieu of the procedures set forth in this Section 11.4.

                  (b) Defense. Except as otherwise provided herein, the Indemnifying Party may elect to pay, compromise or defend (with the expenses incurred by the Indemnifying Party in connection therewith for its own account) by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within 30 days after receiving notice of the Third Party Claim, notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, with the expense of the Indemnified Party being part of the Loss for which the Indemnified Party is entitled to indemnification pursuant to the terms of this Agreement, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such Third Party Claim, (i) the Indemnified Party may pay (without prejudice of any of its rights as against the Indemnifying Party), compromise or defend such Third Party Claim (until such defense is assumed by the Indemnifying Party) and
(ii) the costs and expenses of the Indemnified Party incurred in connection therewith shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement. However, if within 30 days of receiving a notification from the Indemnifying Party that the Indemnifying Party does not elect to defend a Third Party Claim, the Indemnified Party fails to notify the Indemnifying Party that the Indemnified Party is electing to pay, compromise or defend the claim or notifies the Indemnifying Party that it does not elect to pay, compromise or defend the claim, then the Indemnifying Party may elect to pay, compromise or defend the claim by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), with the expenses incurred by the Indemnifying Party for the account of the Indemnified Party but part of the Loss for which the Indemnified Party is entitled to indemnification pursuant to the term by this Agreement. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that (i) consent to settlement or compromise shall not be unreasonably withheld by the Indemnified Party and (ii) if the sole settlement relief payable to a third party in respect of such Third Party Claim is monetary damages that are paid in full by the Indemnifying Party, the Indemnifying Party may settle such claim without the consent of the Indemnified Party. In any event, except as otherwise provided herein, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

                  11.5 Miscellaneous. The procedures set forth in Section 11.4 above shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party's rights under this Agreement with respect to any claim other than a Third Party Claim.

                  11.6 Notice of Non-Third Party Claims. Any Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agreement against the Indemnifying Party (a "Non-Third Party Claim") shall give written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Section 11.2 or 11.3, as the case may be. Written notice to the Indemnifying Party of the existence of a Non-Third Party Claim shall be given by the Indemnified Party promptly after the Indemnified Party becomes aware of the potential claim; provided that the failure to provide such notice shall not affect the other party's indemnification or other obligations hereunder, except to the extent that such party has been prejudiced by such lack of notice.

                  11.7 Certain Limitations. The Purchaser shall not have any right to seek indemnification under this Agreement against any Seller in respect of any claim of less than $5,000 on an individual basis, or in respect of allowable claims until Losses of such party exceed $500,000 in the aggregate (the "Indemnification Threshold"), after which time only the aggregate amount of such Losses in excess of the Indemnification Threshold shall be recoverable in accordance with the terms hereof; provided, however, that notwithstanding such limitation but subject to the limitations of Section 11.8 hereof, the Purchaser shall have the right to seek indemnification under Section 11.2(d) for all Losses in respect of the subject matter thereof in excess of $250,000. Losses shall be first recoverable from the property held by the escrow agents pursuant to the Escrow Agreement and the escrow agreement executed by the ESOP pursuant to the ESOP Purchase Agreement (the "ESOP Escrow Agreement"). In respect of matters for which indemnification is provided both by the Sellers under this Agreement and the ESOP under the ESOP Purchase Agreement, the Purchaser simultaneously shall seek recovery against the Sellers and the ESOP with 84.5% claimed under this Agreement and 15.5% claimed under the ESOP Purchase Agreement. Thereafter, each Seller shall be jointly and severally liable for the Losses not satisfied pursuant to the preceding sentence.

                  11.8 Maximum Indemnification. No party shall have any right to obtain an indemnification payment under this Agreement to the extent amounts received by such party and its Affiliates and the successors and assigns of such party and its Affiliates as indemnification payments hereunder and from the Escrow Agreement equal or exceed 15% of the Purchase Price.

                  11.9 Subrogation. The rights of any Indemnifying Party shall be subrogated to any right of action which the Indemnified Party may have against any other person with respect to any matter giving rise to a claim for indemnification hereunder.

                  11.10 Adjustments to Indemnification Obligations. The amount of any Loss for which indemnification is provided under Sections 11.2 or 11.3 (the "Specified Sections") shall be net of (i) any accruals or reserves created specifically in respect thereof on the Closing Balance Sheet, (ii) any amounts recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party, and (iii) any insurance proceeds or other cash receipts or sources of reimbursement received from a third party as an offset against such Loss (each such person named above, a "Collateral Source"), and (iv) an amount equal to the amount of the Tax benefit, if any, actually realized by the Indemnified Party or any affiliate thereof. To the extent that an Indemnified Party or an affiliate thereof actually realizes Tax benefits subsequent to the date of computation and payment of an indemnification payment due hereunder to such Indemnified Party, the Indemnified Party shall pay to the Indemnifying Party the amount of such Tax Benefits as and when they are actually realized by the Indemnified Party or such affiliate. To the extent that a taxing authority shall require the amount of any indemnification payment to be included in income hereunder, such amount shall be taken into account in determining the Tax benefit derived by the Indemnified Party or an affiliate thereof; provided, however, that the Seller shall not be required to make any indemnification payment to a Purchaser Indemnified Party in respect of a Loss which shall exceed the amount of such Loss, as computed in accordance with this Agreement but prior to reduction thereof by Section 11.10(iv). The Indemnified Party shall provide to the Indemnifying Party a schedule setting forth in reasonable detail the computation of the amount of Tax benefits actually realized which is attributable to a Loss (whether such Tax benefits are actually realized prior or subsequent to the date of the indemnification payment to the Indemnified Party hereunder) and the reason, if any, why such Loss does not produce a current Tax benefit and the basis, if any, for the taxation of an indemnification payment received hereunder. In the event that the Indemnifying Party objects to the computation of Tax benefits actually realized by the Indemnified Party or an affiliate thereof, the parties shall seek to resolve such disagreement in good faith; if the parties are unable to resolve such disagreement, the parties shall submit the matter to the Accounting Referee, whose determination shall be final and binding and whose fees shall be borne 50% by the Indemnifying Party and 50% by the Indemnified Party. The Indemnifying Party may require an Indemnified Party to assign the rights to seek recovery pursuant to the first sentence of this Section 11.10; provided, that the Indemnifying Party will then be responsible for pursuing such claim at its own expense. If the amount to be netted hereunder from any payment required under Sections 11.2 or 11.3 is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party to this Article XI, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article XI had such determination been made at the time of such payment.

                  11.11 Treatment of Indemnification Payments. Any payment made pursuant to the indemnification obligations arising under this Agreement shall be treated as an adjustment to the Purchase Price.

                  11.12 Exclusive Remedy. To the extent not prohibited by Law and except as provided by Article XIII hereof and except for the granting of injunctive relief or other similar equitable remedies, this Article XI shall provide the sole and exclusive remedy for any and all Losses resulting from any breach of representation and warranty or covenant or resulting from any other provision of this Agreement, including those asserted by any party hereto, Governmental Body, third party, or former or present employee and, to this effect, the Purchaser on behalf of itself and the Purchaser Indemnified Parties hereby waives any claims, rights, demands or causes of action that the Purchaser Indemnified Parties have or may have under Environmental Laws against the Sellers other than those specifically provided for in Section 11.2 of this Agreement.

                  11.13 No Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO ANY OTHER PARTY HERETO OR ANY AFFILIATE OF ANY OTHER PARTY HERETO FOR CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES OR FOR DIMINUTION IN VALUE OR LOST PROFITS THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF.


                                   ARTICLE XII

                                   TERMINATION

                  12.1 Termination. This Agreement may be terminated:

                  (a) by the written agreement of the Purchaser and each of the Sellers;

                  (b) by the Purchaser or the Sellers if there shall be in effect a non-appealable order of a court of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated hereby; and

                  (c) by the Sellers or the Purchaser if the Closing shall not have occurred on or before October 31, 1998.

                  Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 12.1 shall not be available to any party (i) that is in material breach of its obligations hereunder or (ii) whose failure to fulfill its obligations or to comply with its covenants under this Agreement in all material respects has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

                  12.2 Liabilities After Termination. Upon any termination of this Agreement pursuant to Section 12.1 hereof, no party hereto shall thereafter have any further liability or obligation hereunder other than the Purchaser's obligations pursuant to Section 6.2 hereof, but no such termination shall relieve any party hereto of any liability to the other parties hereto for any breach of this Agreement prior to the date of such termination.


                                  ARTICLE XIII

                                   TAX MATTERS

                  13.1 Section 338(h)(10) Election; Tax Indemnity.

                  (a) The Purchaser may elect, at the Purchaser's sole option, to file an election under Section 338(h)(10) of the Code and under any comparable provisions of state or local law with respect to the purchase of the Shares (the "Election"). The Sellers shall join, at the request of the Purchaser, in the Election. If the Election is made, the Purchase Price shall be increased by the Election Tax Cost (as determined in accordance with Section 13.1(c) hereof) and the Sellers and the Purchaser shall report, in connection with the determination of income, franchise or other Taxes measured by net income, the transactions being undertaken pursuant to this Agreement in a manner consistent with the Election and with the computation of the Election Tax Cost.

                  (b) The Purchaser shall notify the Sellers in writing of its intention to file the Election no later than the earlier of (i) one hundred twenty (120) days after the Closing Date or (ii) fifteen (15) days after Final Net Worth and Final Debt and Related Costs are determined (the "Election Notice").

                  (c) The term "Election Tax Cost" shall mean an amount which, net of all federal, state and local Taxes imposed on the Sellers in respect of the receipt thereof by the Sellers, would be equal in amount to the excess of
(A) the aggregate federal, state and local Tax liability incurred by the Sellers as a consequence of the transactions contemplated hereby (giving effect to the Election and the allocation of the Purchase Price in accordance with Section 1.4 hereof), over
(B) the aggregate federal, state and local Tax liability that would have been incurred by the Sellers on the sale of the Securities if the Election had not been made (and assuming that no portion of the Purchase Price were allocable to a covenant not to compete); provided, however, that (i) the Election Tax Cost shall not exceed 200% of the estimate of the Election Tax Cost shown on Schedule 13.1(c) attached hereto, (ii) the amount excluded from the Sellers' indemnification obligation under Section 11.2(e)(i), when aggregated with the Election Tax Cost, shall not exceed 200% of the estimate of this Election Tax Cost shown on Schedule 13.1(c) hereto, and (iii) the amount of Purchaser's indemnification obligation under Section 11.3(f)(i), when aggregated with the Election Tax Cost, shall not exceed 200% of the estimate of the Election Tax Cost shown on Schedule 13.1(c) hereto.

                  (d) Within 25 days after Sellers' receipt of the Election Notice, the Sellers shall provide to the Purchaser the computation of the Election Tax Cost computed as of the Closing Date (which computation shall set forth only such Tax information as relates to the transactions contemplated hereby). Unless the Purchaser objects in writing to the Sellers' computation of the Election Tax Cost, within 20 days after receipt thereof (specifying the reasons therefor in reasonable detail), such computations shall be deemed final. If the Purchaser does so object, the Purchaser shall pay to the Sellers (in accordance with the principles set forth in subparagraph (e) below) the portion of the Election Tax Cost that the Purchaser does not dispute ("Undisputed Amount") at least three days prior to the due date of the Sellers' federal income Tax Return for the Tax period that includes the Closing Date and the Purchaser and the Sellers will negotiate in good faith to resolve all disputed items. If the Purchaser and the Sellers are unable to resolve all disputed items within ten days of Sellers' receipt of Purchaser's written objection, such disputed items will be submitted to the Accounting Referee for resolution. The Purchaser and the Sellers will cooperate with the Accounting Referee to resolve the remaining disputed items within sixty business days after such disputed items are submitted to the Accounting Referee. The determination of the Accounting Referee will be deemed final. In the event it is determined that the Purchaser owes the Sellers any portion of the disputed amount, the Purchaser shall bear the portion of the costs of the Accounting Referee determined by multiplying such costs by a fraction, the numerator of which is the additional amount that such Accounting Referee determines that the Purchaser owes the Sellers and the denominator of which is the disputed amount, and the Purchaser shall pay to the Sellers such additional amount plus interest thereon at the "overpayment rate", as defined in
Section 6621(a) of the Code, from the due date of the Sellers' federal income Tax Return to the date of payment. The Sellers shall bear all costs of the Accounting Referee that are not paid by the Purchaser pursuant to the preceding sentence.

                  (e) Upon final determination of the Election Tax Cost, the Purchaser shall pay to each Seller an amount equal to the product of (i) the excess of the Election Tax Cost over the amount thereof previously paid to the Sellers pursuant to Section 13.1(d) and (ii) the percentage set forth opposite the name of such Seller on Schedule 1.1 hereto.

                  (f) The Purchaser shall be responsible for the preparation and filing of all forms and documents required in connection with the Election. In connection with the Election Notice, the Purchaser shall provide the Sellers with copies of (i) Form 8023 as reasonably agreed to by the parties, (ii) all attachments required to be filed therewith pursuant to applicable Treasury Regulations, and (iii) any comparable forms and attachments with respect to any applicable state or local elections being made pursuant to the Election. The Sellers shall execute and deliver to the Purchaser within 60 days of receipt of the Election Notice such documents or forms as are required by any Tax laws to complete properly the Election and to jointly file such Election on a timely basis; provided, however, that Sellers shall not be required to deliver such documents or forms or file such Election prior to payment of the Election Tax Cost in the manner provided by Section 13.1(e) hereof; provided, further, however, that if a good faith dispute concerning the amount of the Election Tax Cost is pending, and the Purchaser shall have deposited with an escrow agent acceptable to the Sellers, pursuant to an escrow agreement acceptable to the Sellers, the disputed portion of the Election Tax Cost, the Sellers shall deliver such forms and file such Election. The Sellers and the Purchaser shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by the Sellers or the Purchaser in order to timely file the Election and any other required statements or schedules and to compute the amount of the

Election Tax Cost. The Sellers shall promptly execute and deliver to the Purchaser any amendments subsequent to the filing of the Election to Form 8023 (and any comparable state and local forms) and attachments which are required to be filed under applicable law and are reasonably agreed to by the parties.

                  (g) Purchaser shall indemnify the Sellers, on an after-tax basis, against any federal, state or local Tax liability which is incurred by the Sellers by reason of consummating the transactions contemplated hereby (including by reason of the Election or the allocation of any portion of the Purchase Price to a covenant not to compete, but not by reason of an adjustment required by a taxing authority to the amount of the Purchase Price allocable to a covenant not to compete), to the extent that the amount of such Tax liability exceeds the Tax liability that the Sellers would have incurred were they to have
(a) sold the Shares, the Partnership Interests and the LLC Interests without the making of the Election or the allocation of any consideration to a covenant not to compete and (b) received as consideration therefor at the Closing Date an amount of cash equal to the Purchase Price (as adjusted in accordance with Section 1.3 and increased for interest in accordance with Section 1.2 hereof). Notwithstanding anything to the contrary set forth herein, the Purchaser shall not be required to indemnify the Sellers for the increase in the Election Tax Cost (if any), or any increase in the Tax liability incurred by an SMR Company by reason of the Election, that results from the breach of a representation set forth in Section 3.11.

                  13.2 Tax Returns; Audits. (a) (i) The Sellers shall be responsible for preparing or causing to be prepared, at the appropriate SMR Company's expense, the Company's federal income tax return on Form 1120S and comparable state and local income and franchise tax returns (each, an "S Period Return"), for the Company's taxable year ending on the Closing Date (collectively, the "Final S Period Tax Returns") or prior to the Closing Date and all other Income Tax Returns of the SMR Companies for the taxable periods ending on or prior to the Closing Date. Such Tax Returns shall be prepared in a manner consistent with prior practice unless otherwise required by applicable Tax laws. The Purchaser shall cause the Company to cooperate in the preparation and filing of such Tax Returns

(including providing the Sellers with all information reasonably requested by the Sellers in connection with the preparation of such Tax Returns). The Sellers shall be responsible for preparing the Tax Returns of SMR Developers and SMR Associates in respect of taxable periods ending on or before the Closing Date in accordance with the principles set forth in this Section 13.2(a). The Sellers shall provide the Purchaser with a copy of such Tax Returns together with the schedules thereto, and a statement setting forth the amount of Tax shown due on such Tax Return for which the Purchaser is liable, at least 10 days prior to the due date (including any extensions thereof) for the filing of such Final S Period Tax Returns, and the Purchaser shall have the right to review such Final S Period Tax Returns prior to the filing of such Final S Period Tax Returns. The Purchaser shall cause such Tax Returns to be signed by the appropriate SMR Company so that they may be timely filed by or at the direction of the Sellers. The Purchaser shall cause any amount of Tax shown as due from an SMR Company on such Tax Return to be paid, subject to indemnification as provided in Article 11.

                  (ii) The Sellers and the Purchaser will, to the extent permitted by applicable Law, elect with the relevant Taxing authority to close the taxable period of each SMR Company on the Closing Date. In any case where applicable Law does not permit an SMR Company to close its taxable year on the Closing Date, then Taxes, if any, attributable to the taxable period of the SMR Company beginning on or before and ending after the Closing Date shall be allocated between (A) the period up to and including the Closing Date, and (B) the period subsequent to the Closing Date by means of a closing of the books and records of each of the SMR Companies as of the close of business on the Closing Date.

                  (b) (i) Except as provided in Section 13.2(a), following the Closing, Purchaser shall be responsible for preparing or causing to be prepared all Tax Returns required to be filed by the SMR Companies after the Closing Date.

                  (ii) With respect to any Tax Return required to be filed by the Purchaser for a taxable period of an SMR Company beginning on or before the Closing Date, (A) the Purchaser shall prepare (or cause to be prepared) such Tax Returns in a manner consistent with the prior practice of the respective SMR Company unless otherwise required by applicable Tax laws, and (B) the Purchaser shall deliver, at least twenty (20) business days prior to the due date for filing of such Tax Return (including extensions), to the Sellers (1) a statement setting forth the amount of Tax shown due on such Tax Return for which the Sellers are liable pursuant to Section 11.2(e) hereof (the "Statement"), and (2) copies of such Tax Return. The Sellers shall have the right to review and comment on such Tax Return and the Statement prior to the filing of such Tax Return. The Sellers and the Purchaser agree to consult and resolve in good faith any issue arising as a result of the review of such Tax Return and the Statement and to mutually consent to the filing as promptly as possible of such Tax Return. In the event the parties are unable to resolve any dispute within ten (10) business days following the delivery of such Tax Return and the Statement, the parties shall jointly request the Accounting Referee to resolve any issue in dispute as promptly as possible; provided, however, that the sole issue before the Accounting Referee shall be whether the changes proposed by the Sellers are reasonable. If the Accounting Referee is unable to make a determination with respect to any disputed issue within five (5) business days prior to the due date (including extensions) for the filing of the Tax Return in question, then the Purchaser may file such Tax Return on the due date (including extensions) therefor without such determination having been made and without the Sellers' consent. Notwithstanding the filing of such Tax Return, the Accounting Referee shall make a determination with respect to any disputed issue, and the amount of Taxes for which Sellers are liable under Section 11.2(e) hereof shall be as determined by the Accounting Referee. The fees and expenses of the Accounting Referee shall be paid one-half by the Purchaser and one-half by the Sellers. The Purchaser shall pay or cause to be paid all Taxes shown due on such Tax Return. Not later than (A) three days before the due date for the payment of Taxes with respect to such Tax Return or (B) in the event of a dispute, five business days after notice to the Sellers of the resolution thereof, the Purchaser shall be paid such amount in accordance with Section 11.7.

                  (c) In the event that, following the Closing Date, any Governmental Body notifies the Purchaser or any of the SMR Companies or any affiliate thereof of its intention to audit, assess, examine or otherwise review (collectively, "Audit") an S Period Return of the Company or an SMR Subsidiary (or a Tax Return of SMR Developers or SMR Associates) relating to a taxable period ending on or before the Closing Date, the Purchaser shall promptly notify the

Sellers of the receipt of such notice. Upon receipt of notice of the Audit from the Purchaser, the Sellers may, at the Sellers' option and sole expense, control all further determinations with respect to the conduct of such Audit or any administrative or judicial proceeding arising in respect thereof, including but not limited to all negotiation and correspondence with such Governmental Body and the compromise or settlement of such matter; provided, however, that if and to the extent that the Audit involves an adjustment or issue which will produce a Tax for which the Purchaser will be liable pursuant to Section 11.3(f), the Purchaser shall be entitled to jointly control with the Sellers such adjustment or issue, and neither the Sellers nor the Purchaser shall enter into a settlement or closing or other agreement with respect to such issue or adjustment without the consent of the other party, which consent shall not be unreasonably withheld. The Purchaser shall cooperate and provide or cause the Company to cooperate and provide the Sellers with access to such records and personnel of the SMR Companies as the Sellers determine may be necessary in connection with the conduct of such Audit or any administrative or judicial proceeding in respect thereof. The Purchaser shall provide the Sellers with copies of all correspondence, notices and other written materials received from any Governmental Body.

                  (d)(i) Without prejudice to Sellers' rights under Section 13.2(c), the Purchaser will promptly notify the Sellers in writing of the commencement of any claim, Audit, or other proposed change or adjustment by any taxing authority concerning any Tax covered by Section 11.2(e) hereof (a "Tax Claim"); provided, however, that a Purchaser Indemnified Party shall not be foreclosed from seeking indemnification pursuant to Article XI by any failure to provide such prompt notice of the existence of a Tax Claim except to the extent that the Sellers have been damaged or prejudiced as a result of such delay.

                  (ii) The Sellers shall have the right to represent any SMR Company's interests in any Tax audit or administrative or court proceeding relating to taxable periods of such SMR Company ending on or prior to the Closing Date and to employ counsel of its choice at its expense; provided that
(A) if the results of such Tax audit or proceeding (other than a Tax audit or proceeding with respect to any S Corporation Period or any Tax Return of SMR Associates or SMR Developers for a period ending on or before the Closing Date)
(i) involves an issue that recurs
for a taxable period of an SMR Company beginning after the Closing Date (whether or not such subsequent taxable period is the subject of such Tax audit or proceeding at such time), (ii) would be binding on the Purchaser or the SMR Companies for any taxable period beginning after the Closing Date, and (iii) would materially and detrimentally affect the Tax liability of the SMR Companies for a taxable period beginning after the Closing Date, then the Sellers shall not enter into a settlement or closing or other agreement with respect thereto without the consent of the Purchaser, which consent shall not be unreasonably withheld and (B) if the Tax Claim involves an adjustment or issue which will produce a Tax for which the Purchaser will be liable pursuant to Section 11.3(f), the Purchaser shall be entitled to jointly control with the Sellers such adjustment or issue in the Tax audit or proceeding, and neither the Sellers nor the Purchaser shall enter into a settlement or closing or other agreement with respect to such issue or adjustment without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, that, in a case described in clause (A) above, if the Purchaser shall refuse to consent to any settlement, closing or other agreement that the Sellers propose to accept (a "Proposed Settlement"), then (1) the Sellers' liability with respect to the subject matter of the Proposed Settlement shall be limited to the amount that such liability would have been if the Proposed Settlement had been accepted, and
(2) the Purchaser shall be responsible for all expenses incurred thereafter in connection with the contest of such audit or proceeding except to the extent that the final settlement imposes less liability on the Sellers than the Proposed Settlement would have imposed. The Purchaser agrees that, to the extent reasonably requested in writing by the Sellers, it will cause the SMR Companies to take such requested actions in the defense against or compromise of any claim in any such Tax audit or proceeding. The Sellers shall promptly notify the Purchaser if it decides not to control the defense or settlement of any such Tax audit or administrative or court proceeding and the Purchaser thereupon shall be permitted to defend and settle such Tax audit or proceeding; provided, however, that there shall be no settlement or closing or other agreement with respect thereto without the consent of the Sellers (which consent shall not be unreasonably withheld).

                  (iii) With respect to any taxable period of an SMR Company beginning before and ending after the Closing Date, the Purchaser and the Sellers shall jointly control the defense and settlement of any Tax audit or administrative or court proceeding and each party shall cooperate with the other party at their own expense and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other party, which consent will not be unreasonably withheld.

                  (e) A claim for indemnity under Sections 11.2(e) or 11.3(f) may not be made later than 60 days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period.

                  13.3 Cooperation and Exchange of Information. The Sellers and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns of the SMR Companies or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. No amended Tax Return shall be filed for an SMR Company for any taxable period ending on or before the Closing Date without the prior written consent of the Sellers (which consent, in the case of an amended Tax Return of FSI or its Subsidiary, shall not to be unreasonably withheld). The Purchaser shall retain all Tax Returns, schedules and work papers, records and other documents ("Tax Materials") in its or any of the SMR Companies' possession relating to Tax matters of the SMR Companies for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, (ii) 6 years following the due date (without extension) for such Tax Returns, or (iii) the completion of all Legal Proceedings (if any) relating to any such Tax Return. The provisions of Section 10.3 shall apply to the Tax Materials in the possession of the SMR Companies or the Purchaser. Any information obtained under this Section 13.3 shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.




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



                                   ARTICLE XIV

                                  MISCELLANEOUS

                  14.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accounting Referee" has the meaning set forth in Section 1.3(c) hereof.

                  "Agreement" has the meaning set forth in the recitals hereof.

                  "Audit" has the meaning set forth in Section 13.2(c) hereof.

                  "Balance Sheet Date" has the meaning set forth in Section 3.7 hereof.

                  "Benefit Arrangement" has the meaning set forth in Section 3.12(b).

                  "Business" has the meaning set forth in the recitals hereof.

                  "CERCLA" has the meaning set forth in Section 3.15 hereof.

                  "Cash Payment" has the meaning set forth in Section 1.3 hereof.

                  "Closing" means the consummation of the sale and purchase of the Securities pursuant to this Agreement.

                  "Closing Balance Sheet" has the meaning set forth in Section 1.3(a) hereof.

                  "Closing Date" has the meaning set forth in Section 2.1 hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" has the meaning set forth in Section 3.3(a) hereof.

                  "Company" has the meaning set forth in the recitals hereof.

                  "Confidentiality Agreement" has the meaning set forth in
Section 5.2 hereof.

                  "Contract" means any contract (including, without limitation, any resale agreement and any manufacturer authorization or medallion or sales or distribution contract), agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

                  "Covered Employees" has the meaning set forth in Section 7.1 hereof.

                  "Debt and Related Costs" has the meaning set forth in Section 1.3(a) hereof.

                  "Election" has the meaning set forth in Section 13.1(a) hereof.

                  "Election Notice" shall have the meaning set forth in Section 13.1(b) hereof.

                  "Election Tax Cost" shall have the meaning set forth in
Section 13.1(c) hereof.

                  "Employee Benefit Plan" has the meaning set forth in Section 3.12(b) hereof.

                  "Environmental Laws" has the meaning set forth in Section
3.15.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agreement" has the meaning set forth in Section 1.8 hereof.

                  "ESOP Purchase Agreement" has the meaning set forth in the Recitals hereof.

                  "ESOP Shares" has the meaning set forth in the recitals hereof.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  "Filed Purchaser SEC Documents" has the meaning set forth in
Section 4.7 hereof.

                  "Final Debt" has the meaning set forth in Section 1.3(c) hereof.

                  "Final Net Worth" has the meaning set forth in Section 1.3(e) hereof.

                  "Final S Period Tax Returns" has the meaning set forth in
Section 13.2(a) hereof.

                  "Financial Statements" has the meaning set forth in Section
3.7 hereof.

                  "FSI" has the meaning set forth in the recitals hereof.

                  "FSI ESOP" has the meaning set forth in the recitals hereof.

                  "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

                  "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, or borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Indemnification Threshold" has the meaning set forth in
Section 11.7 hereof.

                  "Indemnified Party" has the meaning set forth in Section 11.4 hereof.

                  "Indemnifying Party" has the meaning set forth in Section 11.4 hereof.

                  "Initial Balance Sheet" has the meaning set forth in Section
3.7 hereof.

                  "Intangible Assets" has the meaning set forth in Section 3.10 hereof.


                  "Inventories" means all inventory, merchandise, finished goods, and raw materials, packaging, supplies and other personal property related to the Business maintained, held or stored by or for the SMR Companies on the Closing Date and any prepaid deposits for any of the same.

                  "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

                  "Legal Proceeding" means any judicial, administrative or arbitral action, suit, proceeding (public or private), claim, investigation or governmental proceeding.

                  "Letter of Credit" has the meaning set forth in Section 1.7 hereof.

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Laws), Legal Proceeding or Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction, right in favor of any third party or limitation whatsoever.

                  "LLC Interests" has the meaning set forth in the recitals hereof.

                  "Loss" shall mean any and all claims, losses, liabilities, costs, penalties, fines and expenses (including reasonable expenses for attorneys, accountants, consultants and experts), damages, obligations to third parties, judgments or awards that are imposed upon or otherwise incurred, suffered or sustained by the relevant party.

                  "Material Adverse Change" means any material adverse change on, or in, the assets, business, condition (financial or otherwise), results of operations or liabilities of the SMR Companies, taken as a whole, or the Purchaser.

                  "Material Adverse Effect" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

                  "Material Contracts" has the meaning set forth in Section 3.9 hereof.

                  "Net Proceeds" has the meaning set forth in Section 1.6(b) hereof.

                  "Net Worth" has the meaning set forth in Section 1.3(a) hereof.

                  "Non-Third Party Claim" has the meaning specified in Section
11.6 hereof.

                  "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

                  "Owned Properties" has the meaning set forth in Section 3.5 hereof.

                  "Partnership Interests" has the meaning set forth in the recitals hereof.

                  "Permit" means any written approval, authorization, consent, franchise, license, permit or certificate by any Governmental Body.

                  "Permitted Exceptions" means (a) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, (b) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not in the aggregate material to the SMR Companies, taken as a whole, and which do not relate to amounts overdue by more than 30 days (unless such amounts are the subject of a good faith dispute) (c) zoning, entitlement and other land use and environmental regulations by Governmental Bodies, provided that such regulations have not been violated, (d) purchase money Liens or purchase money security interests upon or in any inventory acquired or held by the SMR Companies in the ordinary course of business to secure the purchase price of such inventory or to secure indebtedness incurred solely for the purpose of financing the acquisition of such inventory and (e) such other customary imperfections in title to real property, charges, easements, restrictions and encumbrances (other than for borrowed money) which do not, render title to the property encumbered thereby unmarketable and to not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

                  "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

                  "Personal Property Leases" has the meaning set forth in
Section 3.6(a) hereof.

                  "Proceedings" has the meaning set forth in Section 14.3 hereof.

                  "Public Offering" has the meaning set forth in Section 1.5 hereof.

                  "Purchase Price" has the meaning set forth in Section 1.2 hereof.

                  "Purchaser" has the meaning set forth in the recitals hereof.

                  "Purchaser Common Stock" has the meaning set forth in Section
1.2 hereof.

                  "Purchaser Documents" has the meaning set forth in Section 4.2 hereof.

                  "Purchaser Preferred Stock" has the meaning set forth in
Section 1.2 hereof.

                  "Purchaser Representatives" has the meaning set forth in
Section 5.2 hereof.

                  "Purchaser SEC Documents" has the meaning set forth in Section
4.6 hereof.

                  "Purchaser Shares" has the meaning set forth in Section 1.2 hereof.

                  "Real Property Lease" has the meaning set forth in Section 3.5 hereof.

                  "Receivables" means any and all accounts receivable, notes and other amounts receivable by any SMR Company from third parties, including, without limitation, customers, arising from the conduct of the Business or otherwise before the Closing Date, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

                  "Returns" has the meaning set forth in Section 3.11 hereof.

                  "S Period Return" has the meaning set forth in Section 13.2(a) hereof.

                  "Schroders" has the meaning set forth in Section 3.17 hereof.

                  "Securities" has the meaning set forth in the recitals hereof.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller's Documents" has the meaning set forth in Section 3.2 hereof.

                  "Sellers" has the meaning set forth in the recitals hereof.

                  "Shares" has the meaning set forth in the recitals hereof.

                  "Shelf Registration" has the meaning set forth in Section 1.5 hereof.

                  "SMR Associates" has the meaning set forth in the recitals hereof.

                  "SMR Companies" means, collectively and individually, the Company, SMR Associates, SMR Developers and the SMR Subsidiaries.

                  "SMR Developers" has the meaning set forth in the recitals hereof.

                  "SMR Properties" has the meaning set forth in Section 3.5 hereof.

                  "SMR Subsidiaries" means, collectively and individually, SMR Holdings, Inc., an Ohio corporation, SMR Aerospace Management Company, Inc., an Ohio corporation, Plush Mills, Inc., a Rhode Island corporation, SMR Technologies, Inc., an Ohio corporation, Flight Structures, Inc., a Washington corporation, and Flight Structures International, Inc., a Barbados corporation.

                  "Subsidiary" means with respect to any Person, any corporation, partnership or other business entity of which an aggregate of 50% or more of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, capital stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "Taxes" has the meaning set forth in Section 3.11 hereof.


                  "Tax Claim" has the meaning set forth in Section 13.2(d) hereof.

                  "Tax Return" has the meaning set forth in Section 3.11 hereof.

                  "Third Party Claim" has the meaning specified in Section 11.4 hereof.

                  14.2 Entire Agreement. This Agreement (with its Schedules and Exhibits), together with the Seller's Documents and Purchaser Documents, contain, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any and all previous agreements and understandings between the parties hereto with respect to those matters.

                  14.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed in such jurisdiction. Any action to enforce, which arises out of or in any way relates to, any of the provisions of this Agreement or the instruments, agreements and other documents contemplated hereby shall be brought and prosecuted in the courts of the State of Ohio or of the United States for the District of Ohio. Each party irrevocably: (i) submits to the exclusive jurisdiction of the aforesaid courts, and (ii) waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding ("Proceedings") brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 14.7. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

                  14.4 Transfer and Other Taxes. The Purchaser, on the one hand, and the Sellers, on the other hand, shall each bear 50% of the cost of (a) all transfer, stamp and documentary taxes and fees imposed with respect to instruments of conveyance in the transactions contemplated hereby and (b) all sales, use, gains, real property transfer and other transfer or similar taxes imposed by reason of the transfer of the Securities contemplated hereunder. The Purchaser or the Sellers, as the case may be, shall execute and deliver to the other(s) at the Closing any certificates or other documents as the other may reasonably request to perfect any exemption from any such transfer, documentary, sales, gains, use or similar tax.

                  14.5 Expenses. Each of the parties hereto shall bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants and other experts), incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the SMR Companies may pay the foregoing expenses of the Sellers, subject to any adjustment to the Purchase Price required by Section 1.3 hereof.

                  14.6 Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

                  14.7 Notices. All notices and other communications under this Agreement shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

                  If to the Sellers, to:

                  c/o SMR Aerospace
                  6835 Ridge Road
                  P.O. Box 326
                  Sharon Center, Ohio  44274
                  Facsimile:  (330) 239-4714

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attention:  Dennis J. Block, Esq.
                              Raymond O. Gietz, Esq.
                  Facsimile:  (212) 310-8007

                  If to the Purchaser, to:

                  BE Aerospace, Inc.
                  1400 Corporate Center Way
                  Wilmington, Florida  33414
                  Facsimile:  (561) 791-3966
                  Attention:  Chief Financial Officer

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Facsimile:  (212) 848-7179
                  Attention:  Alfred J. Ross, Esq.

All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective three days after deposit in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company, delivered by hand to the addressee or one day after delivery to the courier service.

                  14.8 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validly or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

                  14.9 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, executors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not party to this Agreement, except as provided in Section 7.1 hereof. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of each of the other parties hereto and any attempted assignment without such required consents shall be void.

                  14.10 Amendments. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, (i) in the case of an amendment, by the Purchaser and the Sellers, and
(ii) in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  14.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.


                                   BE AEROSPACE, INC.


                                   By:/s/ Thomas P. McCaffrey
                                      ------------------------------------------
                                      Name:  Thomas P. McCaffrey
                                      Title: Chief Financial Officer


                                   SELLERS


                                   ---------------------------------------------
                                   Oscar J. Mifsud


                                   ---------------------------------------------
                                   Patrick L. Ryan


                                   ---------------------------------------------
                                   David B. Smith


                                   OSCAR J. MIFSUD TRUST - 1998


                                   By: -----------------------------------------
                                       Oscar J. Mifsud, Trustee


                                   PATRICK L. RYAN TRUST - 1998


                                   By: -----------------------------------------
                                       Patrick L. Ryan, Trustee


                                   DAVID B. SMITH TRUST - 1998


                                   By: -----------------------------------------
                                       David B. Smith, Trustee

                  IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.


                                   BE AEROSPACE, INC.


                                   By:------------------------------------------
                                      Name:  Thomas P. McCaffrey
                                      Title: Chief Financial Officer


                                   SELLERS


                                   /s/ Ocsar J. Mifsud
                                   ---------------------------------------------
                                   Oscar J. Mifsud


                                   /s/ Patrick L. Ryan
                                   ---------------------------------------------
                                   Patrick L. Ryan


                                   /s/ David B. Smith
                                   ---------------------------------------------
                                   David B. Smith


                                   OSCAR J. MIFSUD TRUST - 1998


                                   By: /s/ Oscar J. Mifsud
                                       -----------------------------------------
                                       Oscar J. Mifsud, Trustee


                                   PATRICK L. RYAN TRUST - 1998


                                   By: /s/ Patrick L. Ryan
                                       -----------------------------------------
                                       Patrick L. Ryan, Trustee


                                   DAVID B. SMITH TRUST - 1998


                                   By: /s/ David B. Smith
                                       -----------------------------------------
                                       David B. Smith, Trustee

                                                            EXHIBIT A








================================================================================

                       Registration and Transfer Agreement

                                 by and between

                               BE Aerospace, Inc.

                                       and

                        The Stockholders Signatory hereto

                                   dated as of

                                 August 7, 1998


================================================================================

                       Registration and Transfer Agreement
                                 by and between
                               BE Aerospace, Inc.,
                      and The Stockholders Signatory hereto
                                   dated as of
                                 August 7, 1998


                                TABLE OF CONTENTS
                                -----------------

                                                                    PAGE
                                                                    ----
1.    Certain Definitions..............................................4
2.    Restrictions on Transferability..................................5
3.    Restrictive Legends..............................................5
4.    Registered Public Offering.......................................6
5.    Shelf Registration of Registrable Securities.....................7
6.    Expenses of Registration.........................................7
7.    Indemnification..................................................7
8.    Obligations of the Company.......................................9
9.    Information by Stockholders.....................................10
10.   Securities Law Compliance.......................................10
11.   Standoff Agreement..............................................11
12.   Investment Representation.......................................11
13.   Amendment.......................................................11
14.   Notices.........................................................12
15.   Transferability.................................................12
16.   Governing Law...................................................12
17.   Severability....................................................12
18.   Counterparts....................................................12

                       REGISTRATION AND TRANSFER AGREEMENT

      This Registration and Transfer Agreement ("Agreement") is entered into as of August 7, 1998 by and between BE Aerospace, Inc., a Delaware corporation (the "Company"), and the stockholders signatory hereto (the "Stockholders"), with reference to certain shares of Common Stock, $.01 par value (the "Common Stock"), of the Company.

      1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            "ACQUISITION AGREEMENT" shall mean the Acquisition Agreement dated as of July 21, 1998 among the Stockholders and the Company.

            "COMMISSION" means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "COMMON SHARES" means the 4,000,000 shares of Common Stock of the Company issued pursuant to the Acquisition Agreement.

            "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "HOLDER" means each Stockholder and any permitted assignee or transferee of such Stockholder.

            "REGISTRABLE SECURITIES" means the Common Shares; provided, however, that Common Shares shall be treated as Registrable Securities only if and so long as they have not been sold in a completed public distribution or a completed public securities transaction.

            "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement pursuant to the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

            "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Sections 5 and 6 hereof, including, without limitation, all registration, listing, qualification and filing fees, printing fees, transfer agent and register fees, fees and disbursements of counsel and experts for the Company and blue sky fees and expenses incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

            "RESTRICTED SECURITIES" shall mean the Common Shares of the Company required to bear the legend set forth in paragraph (a) of Section 3 hereof.

            "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities sold by the Stockholders and all fees and disbursements of counsel for the Stockholders in connection therewith.

            "SHARE DISPOSITION AGREEMENT" shall mean the Share Distribution Agreement dated as of the date hereof among the Stockholders and the Company.

            "SMR COMPANIES" shall have the meanings specified in the Acquisition Agreement.

      2. RESTRICTIONS ON TRANSFERABILITY. On or prior to December 31, 1998, the Common Shares may be sold, assigned, transferred or pledged only in accordance with the conditions specified in the Share Disposition Agreement.

      3.    RESTRICTIVE LEGENDS.

            (a) Each certificate or instrument representing Common Shares or any securities issued in respect of the Common Shares upon any stock split, stock dividend, combination or similar recapitalization, shall (unless otherwise permitted by the provisions of Section 4 below) bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN

      THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933.

            (b) Each certificate or instrument representing Common Shares shall also bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT BETWEEN THE HOLDER HEREOF AND THE CORPORATION WHICH INCLUDES RESTRICTIONS ON CERTAIN SALES OF THE SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF BE AEROSPACE, INC.

            (c) Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer established in this Agreement. The legend placed on any certificate pursuant to Section 3(a) and Section 3(b) and any notations or instructions with respect to the Common Shares represented by such certificate will be promptly removed, and the Company will promptly (i.e., in sufficient time to permit such Holder to settle any such sale three business days after the applicable trade date) issue a certificate without such legend to the Holder of such Common Shares (i) in the case of the legend described in Section 3(a), if the Company shall have directed, or consented to, such sale pursuant to the terms of the Share Disposition Agreement or the restrictions contained therein shall have expired and (ii) in the case of the legend described in Section 3(b), if such Common Shares are registered under the Securities Act (but only in connection with the actual sale of such Common Shares) and a prospectus meeting the requirements of Section 10 of the Securities Act is available.

      4. REGISTERED PUBLIC OFFERING. (a) The Company shall use commercially reasonable efforts to file a registration statement with the Commission to register the Registrable Securities under the Securities Act and to cause such registration statement (which shall include interim financial statements of the Company and its subsidiaries for the fiscal quarter ending August 31, 1998) to become effective as soon as practicable after August 31, 1998. The Stockholders shall offer such amount of the Registrable Securities as the Company shall determine for public sale (the "Public Offering"), pursuant to such registration statement.

            (b) UNDERWRITING. The Stockholders and the Company shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, provided however, that the Stockholders shall be required by such underwriting agreement to provide indemnification to the underwriter only to the extent that the Stockholders are required to provide indemnification to the Company pursuant to Section 7(b) hereof. The Company shall determine the number of shares to be underwritten, and may limit the Registrable Securities to be included in such registration. The Company shall so advise the Stockholders of the number of shares of Registrable Securities that may be included in the registration and underwriting by the Stockholders and such number shall thereafter be reduced by the number of shares determined by the Company not to be included in such registration, such cutback to be allocated among the Stockholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Stockholders.

            (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 4 prior to the effectiveness of such registration whether or not the Stockholders have elected to include securities in such registration.

      5. SHELF REGISTRATION OF REGISTRABLE SECURITIES. In the event that the Stockholders are unable to sell all of the Registrable Securities in the Public Offering, the Company shall file a shelf registration statement on Form S-3 (or successor form) under the Securities Act with the Commission with respect to the Registrable Securities as expeditiously as reasonably possible following the closing of the Public Offering and keep such registration statement effective until December 31, 1998 unless the Stockholders have sold all of their Common Shares prior to such date. If at any time prior to December 31, 1998 the Stockholders desire to sell any of the Registrable Securities then held by them pursuant to such shelf registration statement, the Company shall have the right to direct and approve such sale in accordance with the terms of the Share Disposition Agreement, including to designate any underwriters to administer the offering, and the Company shall enter into underwriting or distribution agreements with any such underwriter(s) or distributor(s) of such offering, which agreements shall contain such representations, warranties and covenants by the Company, and such other terms and conditions and indemnity and contribution provisions as are contained in the form of underwriting or distribution agreement customarily used in connection with similar offerings by the underwriters or distributors selected for such offering and take such other actions as the Stockholders or the managing underwriter or distributor, if any, reasonably require in order to expedite or facilitate the disposition of such Registrable Securities. The Company shall pay all Selling Expenses incurred in connection with such offering.

      6. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to Sections 4 or 5 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Stockholders shall be borne by the Company.

      7.    INDEMNIFICATION.

            (a) The Company will indemnify each Stockholder against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any registration, qualification or compliance effected pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any other federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each Stockholder for any legal and any other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Stockholder, pursuant to Item 507 of Regulation S-K promulgated under the Exchange Act, expressly for use therein.

            (b) The Stockholders, jointly and severally, will indemnify the Company, each of its directors and officers, underwriters, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by any Stockholder, pursuant to Item 507 of Regulation S-K promulgated under the Exchange Act, expressly for use therein (and not any other information furnished by any Stockholder).

            (c) Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into a settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary herein, any Indemnified Party shall have the right to employ separate counsel to represent such Indemnified Party, if, in such Indemnified Party's reasonable judgment (based on advice of counsel) a conflict of interest between such Indemnifying Party and such Indemnified Party exists with respect to such claim or litigation or the Indemnified Party has defenses to such claim or litigation that differ from those of the Indemnifying Party (the fees and expenses of such counsel, in either such case, are to be borne by the Indemnifying Party). In the event the Indemnifying Party exercises its right to assume the defense against such claim or in such litigation as provided above, the Indemnified Party shall cooperate with the Indemnifying

Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all pertinent records, materials and information in its possession or under its control relating thereto as are reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against such claim or in such litigation, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party all such records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as are reasonably required by the Indemnified Party.

            (d) If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party in respect of any expenses, claims, losses, damages or liabilities referred to in this Section 7 by reasons other than those set forth in subparagraphs (a) or (b) above, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the actions (or inaction) that resulted in such expenses, claims, losses, damages or liabilities as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party on the one hand and Indemnified Party on the other hand shall be determined by reference to, among other things, whether any action (or inaction) in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties' relative knowledge, intent, access to information and opportunity to correct or prevent such action (or inaction). The parties agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. In any case, (A) each Stockholder will not be required to contribute any amount in excess of the proceeds received by it from all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      8.    OBLIGATIONS OF THE COMPANY. The Company shall:

            (a) As expeditiously as reasonably possible, prepare and file, after August 31, 1998, with the Commission the registration statement referred to in Sections 4 and 5 hereof and use its diligent best efforts to cause such registration statement to become effective and to keep such registration statement effective (i) for 30 days in the case of the registration under
Section 4 and (ii) until December 31, 1998 in the case of the shelf registration statement under Section 5 for the period provided in Section 5 hereof.

            (b) Prepare and file with the Commission such amendments and supplements to such registration statements and file all reports under the Exchange Act as may be necessary (i) to update and keep such registration statement effective as provided in Section 8(a) above, (ii) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and (iii) to reflect a modification in the manner of distribution of the Registrable Securities. Notwithstanding anything else to the contrary contained herein, the Company shall not be required to disclose in any prospectus prepared pursuant to Section 5 hereof any confidential information concerning pending events, transactions or conditions not otherwise required to be disclosed by applicable securities laws.

            (c) Furnish to each Stockholder such numbers of copies of the registration statement, each amendment thereto and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities laws as shall be reasonably requested by each Stockholder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless it is already subject to such jurisdiction.

            (e) Promptly notify each Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which the prospectus is used.

            (f) During reasonable business hours make available for inspection by each Stockholder, any underwriter or distributor participating in any disposition pursuant to a registration statement, and any attorney, accountant or other similar professional advisor retained by any Stockholder or underwriter or distributor (collectively, the "Inspectors"), all pertinent financial, corporate and other records and documents (collectively, the "Records"), and all pertinent real and personal property of the Company, as shall be reasonably necessary to enable such Inspectors to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement.

      9. INFORMATION BY STOCKHOLDERS. Each Stockholder shall furnish to the Company such information regarding himself, the Registrable Securities held by him and the distribution proposed by such Stockholder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

      10.   SECURITIES LAW COMPLIANCE.

            (a) Each Stockholder covenants that he will comply with the prospectus delivery requirements of the Securities Act with respect to any registration statement filed pursuant to Section 4 or Section 5 of this Agreement. Each Stockholder agrees to make customary representations and warranties to the Company and the underwriters or distributors, if any, in form, substance and scope as are customarily made as to ownership of stock by selling stockholders in underwritten public offerings, but each Stockholder shall not be required to make any representation or warranty as to the accuracy or completeness of the registration statement (except as to written information furnished to the Company by such Stockholder expressly for use therein).

            (b) Each Stockholder agrees that, immediately upon receipt of a notification as referred to in subparagraph (e) of Section 8, it will refrain from selling Registrable Securities under the registration statement filed pursuant to Section 4 or Section 5 of this Agreement until (i) subsequently notified by the Company that the registration statement is current or (ii) receipt of a favorable opinion of counsel as hereinbelow provided. The Company agrees that it will consult with each Stockholder following the giving of any such notification, and that in the event any Stockholder is of the view that its securities could be sold in compliance with the Securities Act and the Exchange Act without disclosure of the nonpublic information which is the subject of the notification, the parties hereto agree to be bound by an opinion of Shearman & Sterling or other counsel reasonably satisfactory both to such Stockholder and to the Company as to whether such sales can be made without violation of the Securities Act or the Exchange Act.

      11. STANDOFF AGREEMENT. Each Stockholder agrees in connection with any registration of the Company's securities that, upon request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

      12. INVESTMENT REPRESENTATION. Each Stockholder represents and warrants to the Company that it is acquiring the Common Shares for investment only and not with a view to or in connection with any distribution of the Common Shares.

      13. AMENDMENT. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Stockholder. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

      14. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, courier service, United States mail or by facsimile, addressed as follows:

            (i)   if to the Stockholders:

                  Oscar J. Mifsud and
                  Oscar J. Mifsud Trust -- 1998
                  541 Leeds Gate Lane
                  Wadsworth, OH 44281
                  Attention: Oscar J. Mifsud

                  Telecopier: (330) 335-3216


                  Patrick L. Ryan and
                  Patrick L. Ryan Trust -- 1998
                  624 Tamarac Trail
                  Wadsworth, OH 44281
                  Attention: Patrick L. Ryan
                  Telecopier: (330) 665-5302


                  David B. Smith and
                  David B. Smith Trust -- 1998
                  520 West Point Drive
                  Akron, OH 44333
                  Attention: David B. Smith
                  Telecopier: (330) 665-5302
                  with a copy to:

                  Weill, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Telecopy: (212) 310-8007
                  Attention: Raymond O. Gietz, Esq.

            (ii)  if to the Purchaser:

                  BE Aerospace, Inc.
                  1400 Corporate Center Way
                  Wellington, Florida  33414
                  Telecopier:  (561) 791-3966
                  Attention:  Chief Financial Officer

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022
                  Telecopier: (212) 848-7179
                  Attention: Alfred J. Ross, Esq.

or to such address of a party of which such party has given notice to the other parties pursuant to this Section.

      15. TRANSFERABILITY. Notwithstanding any provision contained in this Agreement to the contrary, the Purchaser's rights and benefits under Sections 5 and 6 hereof are rights and benefits personal to each Stockholder and may not be assigned or transferred to or held for the benefit of any other person.

      16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws (other than those with respect to choice of law) of the State of New York.

      17. SEVERABILITY. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

      18. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               BE AEROSPACE, INC.

                               By: /s/Thomas P. McCaffrey
                                   ---------------------------------------
                                   Name:   Thomas P. McCaffrey
                                   Title:  Chief Financial Officer



                                    STOCKHOLDERS

                                   /s/Oscar J. Mifsud
                                   ---------------------------------------
                                   Oscar J. Mifsud


                                   /s/Patrick L. Ryan
                                   ---------------------------------------
                                   Patrick L. Ryan


                                   /s/David B. Smith
                                   ---------------------------------------
                                   David B. Smith



                          OSCAR J. MIFSUD TRUST - 1998


                               By: /s/Oscar J. Mifsud
                                   ---------------------------------------
                                   Oscar J. Mifsud, Trustee


                          PATRICK L. RYAN TRUST - 1998


                               By: /s/Patrick L. Ryan
                                   ---------------------------------------
                                   Patrick L. Ryan, Trustee

                           DAVID B. SMITH TRUST - 1998


                               By: /s/David B. Smith
                                   ---------------------------------------
                                   David B. Smith, Trustee

                                                       EXHIBIT B

                                ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of August 7, 1998 (the "Agreement"), among Oscar J. Mifsud and the Oscar J. Mifsud Trust -- 1998 (collectively, "Mifsud"), Patrick L. Ryan and the Patrick L. Ryan Trust -- 1998 (collectively, "Ryan") and David B. Smith and the David B. Smith Trust -- 1998 (collectively, "Smith", and together with Mifsud and Ryan, the "Sellers"), BE Aerospace, Inc., a Delaware corporation (the "Purchaser"), and The Bank of New York, a New York banking corporation in its capacity as escrow agent hereunder (the "Escrow Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Sellers and the Purchaser have entered into an Acquisition Agreement, dated as of July 21, 1998 (the "Acquisition Agreement"; terms defined in the Acquisition Agreement and not otherwise defined herein are used herein as defined in the Acquisition Agreement), pursuant to which the Purchaser has agreed to purchase from the Sellers, and the Sellers have agreed to sell to the Purchaser, the Securities;

                  WHEREAS, Section 1.8 of the Acquisition Agreement contemplates that at the Closing the Purchaser will deposit into escrow 400,000 Purchaser Shares (the "Escrowed Shares") and an amount of cash in immediately available funds equal to 10% of the Cash Payment (the "Escrowed Cash");

                  WHEREAS, the Escrow Agent will hold the Escrowed Fund (as defined below) in escrow to secure the indemnification obligations of the Sellers contained in Article 11 of the Acquisition Agreement, and will deliver and distribute the Escrow Fund in accordance with the terms and conditions of this Agreement;

                  WHEREAS, a copy of the Acquisition Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder;

                  WHEREAS, the Purchaser and the Sellers have entered into a Registration and Transfer Agreement dated as of the date hereof (the "Registration Rights Agreement");

                  WHEREAS, the Purchaser and the Sellers have entered into a Share Disposition Agreement dated as of the date hereof (the "Share Disposition Agreement");

                  WHEREAS, the Sellers have appointed Patrick L. Ryan to act as their representative (the "Sellers' Representative") in connection with certain matters hereunder; and

                  WHEREAS, the Escrow Agent will hold the Escrow Fund (as defined below) in Account No. 001655 at The Bank of New York, ABA No. 021000018 (the "Escrow Account").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Acquisition Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

                  1. Appointment and Agreement of Escrow Agent. The Purchaser and the Sellers, individually and collectively, hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to serve as, escrow agent upon the terms and conditions of this Agreement.

                  2. Establishment of the Escrow Account. (a) Pursuant to
Section 1.8 of the Acquisition Agreement, the Purchaser shall deliver to the Escrow Agent at the Closing the Escrowed Shares and the Escrowed Cash. The Escrow Agent shall hold in escrow pursuant to this Agreement: (i) the Escrowed Shares, all dividends and other distributions received by the Escrow Agent in respect of such shares, all proceeds from the sale of such shares, all payments made by the Purchaser to the Sellers in respect of such Escrowed Shares pursuant to Section 2(a) of the Share Disposition Agreement, and all interest and other amounts earned on such proceeds, and (ii) the Escrowed Cash and all interest and other amounts earned thereon ((i) and (ii) together, the "Escrow Fund"). On the date hereof, the Sellers shall deliver to the Escrow Agent stock transfer powers duly executed in blank with respect to the Escrow Shares in such number as may reasonably be requested by the Purchaser to allow for subdividing the certificates for Escrowed Shares into smaller denominations in connection with any distributions of such Escrowed Shares that may be required pursuant to this Agreement. Each of the Sellers hereby agrees to execute and deliver to the Escrow Agent, upon the request of the Purchaser or the Escrow Agent, additional stock transfer powers and other documents and instruments to be held by the Escrow Agent, in order to permit the Escrow Agent to distribute or transfer Escrowed Shares as contemplated by this Agreement.

                  (b) Each of the Purchaser and the Sellers confirms to the Escrow Agent and to each other that the Escrowed Shares and the Escrowed Cash is free and clear of any pledge, lien, security interest, mortgage, charge, adverse claim of ownership or use, or other encumbrance of any kind, except as may be created by this Agreement and the Acquisition Agreement.

                  (c) The Sellers hereby authorize the Purchaser to deliver directly to the Escrow Agent all dividends and other distributions made in respect of any Escrowed Shares (whether paid in cash, securities or other property) held in the Escrow Account, and all proceeds from the sale of any such Escrowed Shares, which dividends, distributions and proceeds shall be added to and become part of the Escrow Fund of which the respective Escrowed Shares are or were a part, as the case may be.

                  (d) While any Escrowed Shares are held in escrow in the Escrow Account, and pending the distribution or sale thereof pursuant to this Agreement or the Acquisition Agreement, the Sellers will have all rights with respect to the Escrowed Shares held in the Escrow Account, including, without limitation, the right to vote such shares, except (i) the right of possession thereof, (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of such shares or any interest therein, except as set forth in Section 5 hereof, and
(iii) the right to receive any dividends or other distributions in respect thereof. The Sellers shall be responsible for and pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Escrowed Shares held in the Escrow Account.

                  3. Purpose of the Escrow Funds. The Escrowed Cash and Escrowed Shares shall be held in escrow by the Escrow Agent to secure the indemnification obligations of the Selling Shareholders contained in Article 11 of the Acquisition Agreement.

                  4. Payments from the Escrow Account. (a) If, at any time on or prior to the Distribution Date (as defined below), the Purchaser shall deliver (the date of such delivery being the "Escrow Notice Delivery Date") to the Sellers' Representative a certificate of the Purchaser, executed by an authorized officer of the Purchaser (a "Purchaser's Certificate"), which Purchaser's Certificate shall:

                  (i) state that the Purchaser is entitled to indemnification under Section 11.2(b) of the Acquisition Agreement;

                  (ii) specify in reasonable detail the nature and amount (or if not yet determined, a good faith estimate of the amount) of each individual item for which indemnification is sought (each being an "Indemnification Item"); and

                  (iii) state the aggregate amount (or if not yet determined, a good faith estimate of the amount) of all such Indemnification Items.

                  For purposes of this Agreement, the "Distribution Date" shall be December 31, 1999.

                  (b) If the Sellers' Representative, acting on behalf of the Sellers, shall object to any amount claimed in connection with any Indemnification Item specified in any Purchaser's Certificate, the Sellers' Representative, acting on behalf of the Sellers, shall, within 20 business days after the Escrow Notice Delivery Date, deliver to the Purchaser a certificate, executed by the Sellers' Representative (a "Sellers' Certificate"), (i) specifying each such amount to which the Sellers object and (ii) specifying in reasonable detail the nature and basis for each such objection. If the Purchaser shall not have received a Sellers' Certificate objecting to the amount claimed with respect to an Indemnification Item within 20 business days after the Escrow Notice Delivery Date, the Sellers shall be deemed to have acknowledged the correctness of the amount (the "Claim Amount") claimed on such Purchaser's Certificate with respect to such Indemnification Item, and the Sellers' Representative shall promptly thereafter (but not before the earlier of (x) the date upon which all Escrowed Shares have been sold and converted into cash and (y) December 31, 1998) direct the Escrow Agent, in writing, to transfer to the Purchaser Escrowed Cash in an amount equal to the lesser of (x) the Claim Amount and (y) the aggregate amount of the then remaining Escrowed Cash.

                  (c) If the Purchaser receives, within 20 business days after delivery by it of a Purchaser's Certificate, a Sellers' Certificate objecting to any amount claimed with respect to any Indemnification Item specified in such Purchaser's Certificate, the amount so objected to shall be held by the Escrow Agent and shall not be released from the Escrow Account, except in accordance with either (i) written instructions executed by each of the Purchaser and the Sellers' Representative or (ii) the final nonappealable judgment of a court having jurisdiction over the matters relating to the claim by the Purchaser for indemnification from the Sellers. Following the receipt by the Escrow Agent of such written instructions or final judgment, the Escrow Agent shall promptly thereafter transfer to the Purchaser Escrowed Cash in an amount equal to the lesser of (x) the amount specified in such written instructions or final judgment and (y) the aggregate amount of the then remaining Escrowed Cash.

                  (d) Notwithstanding the limitations set forth in Section 4(a) of this Agreement, following the Distribution Date, the Purchaser shall be entitled to assert claims against the Escrow Account under this Section 4 in respect of all Losses that were included in determining the Reserved Amount (as defined below).

                  (e) On the Distribution Date, the Escrow Agent shall deliver to the Sellers, the then remaining Escrowed Cash in the Escrow Account, if any, less a portion of such Escrowed Cash in an amount equal to the Reserved Amount (as defined below). The "Reserved Amount" shall equal the lesser of (1) the aggregate of the amounts claimed in all Purchaser's Certificates delivered to the Escrow Agent prior to the Distribution Date (which claims shall not have been resolved on or prior to the Distribution Date) and (2) the aggregate value of the then remaining Escrowed Cash and shall be set forth in such written instructions to the Escrow Agent.

                  (f) Upon the termination of this Agreement in accordance with
Section 10, the Escrow Agent shall, upon written instructions delivered to it by the Sellers' Representative, promptly liquidate all Permitted Investments in the Escrow Account and deliver to the Sellers the then remaining cash and other Escrowed Cash in the Escrow Account.

                  5. Sale or Other Release of Escrowed Shares. In the event a Registration Statement covering Escrowed Shares is filed by the Purchaser pursuant to Section 4 or Section 5 of the Registration Rights Agreement and is declared effective by the SEC, the Purchaser shall as soon as practicable thereafter notify the Escrow Agent and each Seller of such declaration of effectiveness. The Purchaser, the Sellers and, if applicable, the underwriters acting in respect of the registered offering shall agree to such arrangements as are reasonably satisfactory to the Purchaser to ensure that all Escrowed Shares to be sold under such Registration Statement are available to be sold under the Registration Statement, and that the proceeds of the sale of such Escrowed Shares shall be delivered directly to the Escrow Agent, who shall deposit and hold such proceeds in the Escrow Account until the disbursement thereof in accordance with this Agreement. In connection with the sale of Escrowed Shares pursuant to a Registration Statement, and upon the joint written directions of the Purchaser, on the one hand, and the Sellers on the other hand, the Escrow Agent shall release from the Escrow Account, the number of shares specified in such joint written directions to the party specified therein. On December 31, 1998, all Escrowed Shares shall be replaced with cash pursuant to the provisions set forth in Section 2(a) of the Share Disposition Agreement.

                  6. Maintenance of the Escrow Account. (a) The Escrow Agent shall continue to maintain the Escrow Account until the earlier of (i) the time at which there shall be no assets in the Escrow Account and (ii) the termination of this Agreement pursuant to Section 10 of this Agreement.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of this Agreement, the Escrow Agent shall, if so instructed in a writing signed by the Purchaser and the Sellers' Representative, acting on behalf of the Sellers, deliver from the Escrow Account, as instructed, to any person or entity, as directed in such writing, a specified amount of Escrowed Cash and a specified amount of Escrowed Shares (to the extent the amount of the remaining Escrowed Cash and Escrowed Shares is sufficient to do so).

                  7. Investment of Moneys in the Escrow Fund. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Account (including the Escrowed Cash originally deposited therein at the Closing) in Permitted Investments as instructed in writing from time to time by the Sellers. "Permitted Investments" means: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of, or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poors, Inc. Notwithstanding the foregoing, the Escrow Agent may act upon any contrary written investment instructions signed by all of the Sellers and the Purchaser.

                  8. Assignment of Rights to the Escrow Account; Assignment of Obligations; Successors. None of the Sellers may assign, transfer, pledge or otherwise dispose of its or their rights to any portion of any Escrow Account. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that the Purchaser may assign this Agreement to an affiliate of the Purchaser without the consent of the other parties; provided further, however, that the Purchaser may also assign this Agreement to any person or entity who purchases all of the outstanding shares of Purchaser Common Stock or all or substantially all of the assets of the Purchaser, or to any person or entity with or into which the Purchaser causes the Company to merge, if such other person or entity has a creditworthiness that is reasonably satisfactory to the Sellers and agrees in writing to assume (or assumes by operation of law) all of the Purchaser's obligations under this Agreement. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

                  9. Escrow Agent. (a) Except as expressly contemplated by this Agreement or by joint written instructions from the Purchaser and the Sellers' Representative, acting on behalf of the Sellers, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Account, except pursuant to an order of a court of competent jurisdiction. The Escrow Agent shall not be under any duty to give the Escrowed Cash and Escrowed Shares held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement.

                  (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

                  (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person or entity purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

                  (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                  (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Account or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession. The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                  (f) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

                  (g) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement or as shall be agreed to in writing from time to time by the Escrow Agent, the Purchaser and the Sellers' Representative and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees and expenses of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. The Purchaser and the Sellers shall each be responsible for 50% of all such fees and expenses.

                  (h) The Purchaser shall reimburse and indemnify the Escrow Agent, and any predecessor Escrow Agent, for and hold it harmless against, any loss, liability or expense, including, without limitation, taxes (other than taxes based upon, determined by or measured by the income of the Escrow Agreement) and reasonable attorneys' fees and expenses, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Cash, or any loss of interest incident to any such delays.

                  (i) The Escrow Agent may at any time resign by giving 15 business days' prior written notice of resignation to the Sellers' Representative and the Purchaser. The Purchaser and the Sellers, acting through the Sellers' Representative, may at any time jointly remove the Escrow Agent by giving 10 business days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in the United States of America and which shall be reasonably acceptable to the Purchaser and the Sellers, shall be appointed by written instrument executed by the Purchaser and the Sellers, and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Sellers, acting through the Sellers' Representative, or of the Purchaser or of the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Account of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within 15 business days of (i) a notice of resignation by the Escrow Agent, or
(ii) removal by the Purchaser and Seller, the Escrow Agent shall have the right to petition a court of competent jurisdiction for the appointment of a successor Escrow Agent and the sole responsibility of the Escrow Agent shall thereafter be to hold and invest in accordance with Section 7 hereof the Escrow Fund until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by the Purchaser and the Sellers, acting through the Sellers' Representative, and termination of this Agreement in accordance with its terms.

                  (j) The Escrow Agent does not have any interest in the Escrowed Cash or Escrowed Shares deposited hereunder but is serving as escrow holder only and having only possession thereof. The Sellers and the Purchaser shall each pay or reimburse the Escrow Agent upon request for 50% of any transfer taxes or other taxes relating to the Escrowed Cash or Escrowed Shares incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the escrow agent with appropriate W-9 forms for tax I.D. number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrowed Cash or Escrowed Shares and is not responsible for any other reporting. This paragraph and paragraph (g) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

                  (k) In the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Cash and Escrowed Shares until the Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Cash and Escrowed Shares or (ii) a written agreement executed by the Purchaser and the Sellers' Representative, acting on behalf of the Sellers, directing delivery of the Escrowed Cash and Escrowed Shares, in which event the Escrow Agent shall disburse the Escrowed Cash and Escrowed Shares in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said opinion is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question.

                  10. Termination. This Escrow Agreement shall terminate on the later of: (a) the date on which there are no assets remaining in any Escrow Account and (b) 10 business days following the date after the Distribution Date on which all claims made in Purchaser's Certificates delivered to the Escrow Agent prior to the Distribution Date, and all Losses specified in one or more notices delivered to the Sellers' Representative and the Escrow Agent by the Purchaser pursuant thereto that could give rise to a right of indemnification under Article 11 of the Acquisition Agreement shall have been resolved.

                  11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

                  (a)      if to the Sellers' Representative:

                           Patrick L. Ryan, as
                           Sellers' Representative
                           624 Tamarac Trail
                           Wadsworth, OH 44281
                           Telecopy: (330) 336-0228
                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Telecopy: (212) 310-8007
                           Attention: Raymond O. Gietz, Esq.

                  (b)      if to the Purchaser:

                           BE Aerospace, Inc.
                           1400 Corporate Center Way
                           Wellington, Florida  33414
                           Telecopy: (561) 791-4402
                           Attention:  Chief Financial Officer

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York 10022
                           Telecopy:  (212) 848-7179
                           Attention: Alfred J. Ross, Esq.

                  (c)      if to the Escrow Agent, to:

                           The Bank of New York
                           101 Barclay Street
                           Floor 12 East
                           New York, New York 10286
                           Telecopy: (212) 815-7181
                           Attention:  Insurance Trust and Escrow Unit

                  12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State.

                  13. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Sellers' Representative, acting on behalf of the Sellers, the Purchaser and the Escrow Agent or (b) by a waiver in accordance with Section 14 of this Agreement.

                  14. Waiver. The Escrow Agent, the Purchaser and the Sellers' Representative, acting on behalf of the Sellers, may (i) extend the time for the performance of any obligation or other act of any of the other parties hereto or
(ii) together, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                  15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  16. Entire Agreement. This Agreement and the Acquisition Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

                  17. No Third Party Beneficiaries; Assignment. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  18. Further Action. Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action and do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. No party hereto shall become a party to any agreement which by its terms restricts its, his or her performance of its, his or her obligations under this Agreement.

                  19. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  20. Representations and Warranties. Each of the Purchaser and Seller hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by Depositor do not and will not violate any applicable law or regulation.

                  21. Use of Name. Except as required by law, applicable regulation or NASDAQ rule, no printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of Escrow Agent, which consent shall not be unreasonably withheld.

                  22. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        ---------------------------------
                                        Oscar J. Mifsud


                                        ---------------------------------
                                        Patrick L. Ryan


                                        ---------------------------------
                                        David B. Smith


                                        OSCAR J. MIFSUD TRUST - 1998


                                        By:
                                           ------------------------------
                                           Oscar J. Mifsud, Trustee

                                        PATRICK L. RYAN TRUST - 1998


                                        By:
                                           ------------------------------
                                           Patrick L. Ryan, Trustee

                                        DAVID B. SMITH TRUST - 1998


                                        By:
                                           ------------------------------
                                           David B. Smith, Trustee


                                        BE AEROSPACE, INC.


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

                                        THE BANK OF NEW YORK


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE A


                               [Escrow Agent Fees]

                                                                       EXHIBIT C

                            STANDBY LETTER OF CREDIT


The Chase Manhattan Bank
Global Trade Services Group
P.O. Box 44, Church Street Station           Cable Address:  CHAMANBANK New York
New York, NY  10008-0044
                                                            DATE: AUGUST 7, 1998

Irrevocable Stanby Letter
  Of Credit Number P-374721

Applicant:
BE AEROSPACE
1400 Corporate Center Way
Wellington, Florida  33414

Beneficiaries:
Oscar J. Mifsud and           Patrick L. Ryan and           David B. Smith and
Oscar J. Misfud Trust-1998    Patrick L. Ryan Trust-1998    David B. Smith Trust-1998
541 Leeds Gate Lane           624 Tamarac Trail             520 West Point Drive
Wadsworth, OH 44281           Wadsworth, OH 44281           Akron, OH 44333
Attn: Oscar Mifsud            Attn: Patrick L. Ryan         Attn: David B. Smith
Telecopier: 330-335-3216      Telecopier: 330-336-0228      Telecopier: 330-665-5302


We hereby notify Oscar J. Mifsud, Oscar J. Misfud Trust-1998, Patrick L. Ryan, Patrick L. Ryan Trust-1998 and David B. Smith, David B. Smith Trust-1998 that we have issued our Irrevocable Standby Letter of Credit Number P-374721 in your favor by order and for account of:

BE AEROSPACE
1400 Corporate Center Way
Wellington, Florida  33414

Up to an aggregate amount of One Hundred Twenty Million U.S.Dollars and no cents ($120,000,000.00)

Available by a single beneficiaries' draft at sight drawn on The Chase Manhattan Bank, New York, New York 10041

ACCOMPANIED BY:

A signed certification by all of the beneficiaries that: (1) "The date is December 31, 1998 and BE Aerospace, Inc., of 1400 Corporate Center Way, Wellington, Florida 33414 has failed to pay the amounts owed to the beneficiaries pursuant to Section 2 of the Share Disposition Agreement dated as of August 7, 1998 among Oscar J. Mifsud, Oscar J. Mifsud Trust - 1998, Patrick
L. Ryan, Patrick L. Ryan Trust - 1998, David B. Smith, David B. Smith Trust - 1998 and BE Aerospace and the amount of the draft accompanying this certification is not in excess of the amount owed by BE Aerospace to the beneficiaries thereunder" or (2) "BE Aerospace, Inc. of 1400 Corporate Center Way, Wellington, Florida 33414 has filed a petition for reorganization or other relief under the Federal Bankruptcy laws and the amount of the draft accompanying this certification is not in excess of the amount owed by BE Aerospace to the beneficiaries pursuant to Section 2 of the Share Disposition Agreement dated as of August 7, 1998 among Oscar J. Mifsud, Oscar J. Mifsud Trust - 1998, Patrick L. Ryan, Patrick L. Ryan Trust - 1998, David B. Smith, David B. Smith - 1998 and BE Aerospace.

The available amount hereunder shall be reduced by the amount which the beneficiaries certify to us has been paid by BE Aerospace to the beneficiaries pursuant to Section 2 of the Share Disposition Agreement dated as of August 7, 1998 among Oscar J. Mifsud, Oscar J. Mifsud - 1998, Patrick L. Ryan, Patrick L. Ryan Trust - 1998, and David B. Smith, David B. Smith - 1998 and BE Aerospace.

Draft must be drawn and presented at this office at 55 Water Street, Trade Services, Room 1708, New York, New York 10041 not later than January 19, 1999.

The draft drawn hereunder must be marked: "Drawn under The Chase Manhattan Bank, New York Letter of Credit Number P-374721" and indicate the date hereof.

We hereby engage with the beneficiary that the draft drawn under and in compliance with the terms of this credit will be duly honored.

This letter of credit shall be governed by the law of the State of New York, and shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 (the "UCP") and, in the event of any conflict between the law of the State of New York and the UCP, the UCP shall control.


                                             THE CHASE MANHATTAN BANK


                                             By /s/
                                                ------------------------
                                                  Authorized Signatory

                                                       EXHIBIT D


                  STANDSTILL AND NON-COMPETE AGREEMENT

      STANDSTILL AND NON-COMPETE AGREEMENT (the "Agreement"), dated as of August 7, 1998, by and between BE AEROSPACE, INC., a Delaware corporation ("BE Aerospace"), on the one hand, and the other Persons set forth on the signature pages hereto (collectively, the "Stockholders"), on the other hand.

                          W I T N E S S E T H:

      WHEREAS, BE Aerospace, Oscar J. Mifsud, Patrick L. Ryan and David B. Smith have entered into an Acquisition Agreement dated as of July 21, 1998 (the "Acquisition Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Acquisition Agreement);

      WHEREAS, as a result of the consummation of the Acquisition Agreement, the Stockholders will beneficially own approximately 14.7% of the issued and outstanding BE Aerospace Common Stock; and

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, BE Aerospace and the Stockholders hereby agree as follows:


                                ARTICLE I

                               DEFINITIONS
                               -----------

      For purposes of this Agreement, the following terms have the following meanings:

            (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that any corporation in which a Stockholder or any of its Affiliates owns less than a majority of the securities entitled generally to vote for the election of directors shall not be considered an Affiliate of such Stockholder or such Affiliate unless such Stockholder or such Affiliate otherwise controls such corporation.

            (b) "Beneficial ownership" and "beneficially own" shall have the meanings set forth in Rule 13d-3 under the Exchange Act.

            (c) "Control" shall mean, with respect to a Person or a Group, (i) beneficial ownership by such Person or Group of securities entitling it to exercise in the aggregate more than 50 percent of the votes in any election of directors or other governing body of the entity in question; or (ii) possession by such Person or Group of the power, directly or indirectly, (x) to elect a majority of the board of directors (or equivalent governing body) of the entity in question or (y) in case of a non-corporate entity, to manage or govern the business, operations or investments of any such non-corporate entity.

            (d) "Group" shall have the meaning comprehended by Section 13(d)(3) of the Exchange Act; provided that, solely for purposes of Section 2.1(a)(iv) of this Agreement, the Stockholders shall not by themselves constitute a "Group."

            (e) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act.

            (f) "Schedule 13D Filer" means any Person or Group which, based on its direct or indirect beneficial ownership of any Voting Securities, is, or after the acquisition of such beneficial ownership would be, required to file a statement on Schedule 13D with the SEC in accordance with Rule 13d-1 under the Exchange Act, but shall not include any Schedule 13G Filer.

            (g) "Schedule 13G Filer" means any Person or Group which, based on its direct or indirect beneficial ownership of any Voting Securities, is, or after the acquisition of such beneficial ownership would be, required to file a statement on Schedule 13D with the SEC in accordance with Rule 13d-1 under the Exchange Act, but which in lieu of such filing may instead file a short-form statement on Schedule 13G in accordance with such Rule.

            (h) "Standstill Percentage" means 14.8% of the Total Voting Power; provided that in the event that the percentage of the Total Voting Power represented by the shares of Voting Securities beneficially owned by the Stockholders and their Affiliates from time to time is reduced, then the Standstill Percentage shall be automatically reduced to the percentage of Total Voting Power represented by shares of Voting Securities beneficially owned by the Stockholders and their Affiliates from time to time; provided further, that
(x) following any such reduction in the Standstill Percentage, the Standstill Percentage shall not thereafter be subject to any increase (other than as provided for in the following clause (y)), and (y) if the percentage of Total Voting Power represented by shares of Voting Securities beneficially owned by the Stockholders and their Affiliates is increased as a result of any BE Aerospace Action (as defined in Section 2.1(a)(i) of this Agreement), the Standstill Percentage shall be automatically increased to reflect such BE Aerospace Action.

            (i) "Total Voting Power" means, at any time, the aggregate number of votes which may be cast by holders of outstanding Voting Securities.

            (j) "Transfer" means sell, transfer, assign, pledge, hypothecate, give away or in any manner dispose of any Voting Securities.

            (k) "Voting Securities" means the BE Aerospace Common Stock and any other securities (including voting preferred stock) issued by BE Aerospace which are entitled to vote generally for the election of directors of BE Aerospace, whether currently outstanding or hereafter issued (other than securities having such powers only upon the occurrence of a contingency).


                               ARTICLE II

                 STANDSTILL RESTRICTIONS; VOTING MATTERS
                 ---------------------------------------

      2.1 Standstill Restrictions. (a) During the term of this Agreement, each of the Stockholders covenants and agrees that without the prior affirmative vote of a majority of the board of directors of BE Aerospace at a meeting at which a quorum is present, the Stockholders shall not, and shall not permit any of their respective Affiliates to, directly or indirectly:

                (i) acquire, propose to acquire (or publicly announce or otherwise disclose an intention to propose to acquire) or offer to acquire, by purchase or otherwise, any Voting Securities, if the effect of such acquisition would be to increase the outstanding number of shares of Voting Securities then beneficially owned by the Stockholders and their Affiliates, in the aggregate, to an amount representing Total Voting Power in excess of the Standstill Percentage; provided that this Section 2.1(a)(i) shall not be applicable, and no Stockholder shall be obligated to dispose of Voting Securities, if the aggregate percentage of the Total Voting Power represented by Voting Securities beneficially owned by the Stockholders is increased as a result of corporate action taken solely by BE Aerospace and not caused by any action taken by any Stockholder or any Affiliate of any Stockholder ("BE Aerospace Action");

               (ii) propose (or publicly announce or otherwise disclose an intention to propose), solicit, offer, seek to effect, negotiate with or provide any confidential information relating to BE Aerospace or its business to any other Person with respect to, any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving BE Aerospace;

              (iii) make, or in any way participate in, any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent with respect to the voting of any Voting Securities or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to BE Aerospace;

               (iv) except to the extent contemplated by the Registration Rights Agreement, form, participate in or join any Person or Group with respect to any Voting Securities (except an arrangement solely among any or all of the Stockholders), or otherwise act in concert with any third Person (other than any Stockholder) for the purpose of (x) acquiring any Voting Securities or (y) holding or disposing of Voting Securities for any purpose otherwise prohibited by this Section 2.1(a);

                (v) deposit any Voting Securities into a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting thereof (except for this Agreement and except for any such arrangement solely among any or all of the Stockholders);

               (vi) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to BE Aerospace as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other Person to initiate any stockholder proposal;

              (vii) seek election to or seek to place a representative on the Board of Directors, or seek the removal of any member of the Board of Directors;

             (viii) call or seek to have called any meeting of the stockholders of BE Aerospace for any purpose otherwise prohibited by this Section 2.1(a);

               (ix)     take any other action to seek to control BE Aerospace;

                (x) demand, request or propose to amend, waive or terminate the provisions of this Section 2.1(a); or

               (xi) agree to do any of the foregoing, or advise, assist, encourage or persuade any third party to take any action with respect to any of the foregoing.

            (b) Each of the Stockholders agrees that it will notify BE Aerospace promptly if any inquiries or proposals are received by, any information is exchanged with respect to, or any negotiations or discussions are initiated or continued with, any Stockholder regarding any matter described in Section 2.1(a) hereof. The Stockholders and BE Aerospace shall mutually agree upon an appropriate response to be made to any such proposals received by any Stockholder.

            (c) The Stockholders shall not be deemed to have breached Section 2.1(a)(i) of this Agreement if (i) the Stockholders or their Affiliates inadvertently and in good faith acquire Voting Securities so as to cause the Total Voting Power represented by the Voting Securities beneficially owned by the Stockholders and their Affiliates to exceed the Standstill Percentage, and
(ii) the Stockholders as soon as practicable divest a sufficient number of shares of Voting Securities beneficially owned by the Stockholders and their Affiliates so as to result in the Total Voting Power represented by the Voting Securities beneficially owned by the Stockholders and their Affiliates to be equal to or less than the Standstill Percentage.

      2.2 Voting. Until such time as the Stockholders no longer beneficially own Voting Securities representing in the aggregate at least 5% of the Total Voting Power, the Stockholders will take all such action as may be required so that all Voting Securities owned by the Stockholders and their Affiliates, as a group, are voted (in person or by proxy) for BE Aerospace's nominees to the Board of Directors, and with respect to such other matters as are subject to a stockholder vote, in accordance with the recommendation of the Board of Directors. Each of the Stockholders shall be present, in person or by proxy, at all duly held meetings of stockholders of BE Aerospace so that all Voting Securities held by the Stockholders may be counted for the purposes of determining the presence of a quorum at such meetings.

                               ARTICLE III

                                TRANSFERS
                                ---------

      3.1 Transfers of Voting Securities. None of the Stockholders shall, directly or indirectly, Transfer any Voting Securities except:

            (a) in accordance with the terms and provisions of the Share Disposition Agreement; or

            (b) pursuant to a merger or consolidation of BE Aerospace or pursuant to a plan of liquidation of BE Aerospace, which has been approved by the affirmative vote of a majority of the members of the Board of Directors then in office.


                               ARTICLE IV

                    LEGENDS AND STOP TRANSFER ORDERS
                    --------------------------------

      4.1 Legend. All certificates evidencing Voting Securities beneficially owned by any of the Stockholders shall bear the following legend:

            "The securities represented by this certificate are subject to the restrictions on disposition and to the other provisions of a Standstill and Non-Compete Agreement dated as of August 7, 1998 among BE Aerospace, Inc. and the Stockholders named therein. Copies of such Agreement are on file at the respective offices of such parties."

      4.2 Stop Transfer Orders. The Stockholders each hereby consent to the entry of stop transfer orders with the transfer agents of any such Voting Securities against the transfer of such legended certificates representing such Voting Securities except in compliance with this Agreement.

      4.3 Removal or Modification of Legend. BE Aerospace agrees that upon any Transfer of the securities represented by such certificates made in compliance with the provisions of this Agreement, it will, upon the presentation to its transfer agent of the certificates containing such legend, remove such legend from the certificates being sold or registered.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      5.1 Representations and Warranties of the Stockholders. Each of the Stockholders jointly and severally represent and warrant to BE Aerospace as follows:

            (a) Assuming that (i) the Stockholders Shares (as defined below) are duly authorized, validly issued, fully paid and nonassessable, and, immediately prior to their receipt by the Stockholders, are free and clear of all security interests, liens, claims, proxies, charges, encumbrances and options of any nature whatsoever created by any Person other than a Stockholder (other than those created by this Agreement, the Registration Rights Agreement and the Share Disposition Agreement), and (ii) the issuance of the Stockholders Shares to the Stockholders is properly recorded in the stock ledger of BE Aerospace, then, upon the issuance of the Stockholders Shares to the Stockholders pursuant to
Section 1.2 of the Acquisition Agreement, each of the Stockholders will be the beneficial and record owner of BE Aerospace Common Shares in the respective amounts set forth in Schedule I attached hereto (the "Stockholders Shares"), free and clear of all security interests, liens, claims, proxies, charges, encumbrances and options of any nature whatsoever, and there will be no outstanding options, warrants or rights to purchase or acquire, or agreements relating to, any of the Stockholders Shares (other than those created by this Agreement, the Registration Rights Agreement and the Share Disposition Agreement).

            (b) Except for the Stockholders Shares, neither any of the Stockholders, nor any of their Affiliates, owns beneficially or of record, directly or indirectly, any Voting Securities or any options, warrants or rights of any nature (including conversion and exchange rights) to acquire beneficial ownership of any Voting Securities.

            (c) Each of the Stockholders has full legal right, power and authority to enter into and perform this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Stockholders. This Agreement constitutes a legally valid and binding agreement of each of the Stockholders, enforceable in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws relating to creditors' rights now or hereafter in effect and by general equitable principles.

            (d) The execution and delivery of this Agreement by the Stockholders does not conflict with or constitute a violation of or default under any statute, law, regulation, order or decree applicable to any of the Stockholders, or any contract, commitments, agreement, arrangement or restriction of any kind to which any of the Stockholders are a party or by which any of the Stockholders are bound, other than such violations as would not prevent or materially delay the performance by such Stockholder of its obligations hereunder or otherwise subject BE Aerospace to any claim or liability.

      5.2 Representations and Warranties of BE Aerospace. BE Aerospace hereby represents and warrants to the Stockholders as follows:

            (a) BE Aerospace is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) BE Aerospace has full legal right, power and authority to enter into and perform this Agreement and the execution and delivery of this Agreement by BE Aerospace have been duly authorized by all necessary corporate action on behalf of BE Aerospace. This Agreement constitutes a legally valid and binding agreement of BE Aerospace, enforceable in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws relating to creditors' rights now or hereafter in effect, and by general equitable principles.

            (c) Neither the execution and delivery of this Agreement nor the consummation by BE Aerospace of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the Restated Certificate of Incorporation or By-laws of BE Aerospace, any statute, law, regulation, order or decree applicable to BE Aerospace, or any contract, commitment, agreement, arrangement or restriction of any kind to which BE Aerospace is a party or by which BE Aerospace is bound, other than such violations as would not prevent or materially delay the performance by BE Aerospace of its obligations hereunder or otherwise subject any Stockholder to any claim or liability.

                                   ARTICLE VI

                            NON-COMPETITION COVENANT
                            ------------------------

      6.1 Protective Covenants.

            (a) Confidentiality. Each Stockholder hereby acknowledges and agrees that he possesses and will continue to possess information which has been created, discovered or developed by or otherwise become known to him (including information discovered or made available by any SMR Company (together, the "SMR Companies") or by which property rights have been assigned or otherwise conveyed to any SMR Company, which information has commercial value to one or more SMR Companies, including, but not limited to, trade secrets, innovations, processes, computer codes, data, know-how, improvements, discoveries, developments, techniques, marketing plans, strategies, costs, customer and client lists, the ownership structure of any SMR Company or any information such stockholder has reason to know that any SMR Company would treat as confidential for any purpose, whether or not developed by you (hereinafter referred to as "Confidential Information"). Each Stockholder hereby agrees that he will keep confidential and will not disclose, directly or indirectly, any such Confidential Information to any third party, except as required by law or to fulfill his duties hereunder or to his attorney or other advisors, whom he shall notify of this confidentiality provision and who shall be similarly bound. None of the Stockholders shall misuse, misappropriate or exploit such Confidential information in any way. The parties hereto acknowledge and agree that Confidential Information shall not include any knowledge or information conveyed to, known to or held by any such Stockholder as a result of his employment or other activities prior to his employment by any SMR Company or otherwise becomes publicly known other than as a result of a breach by such shareholder of his obligations hereunder; provided further that specific information shall not be deemed to be publicly known merely because it is embraced in general disclosures in the public domain. In addition, any combination of features shall not be deemed to be publicly known merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain.

            (b) Restrictive Covenants. Each Stockholder hereby acknowledges that because of his skills, his position with the SMR Companies and the Confidential Information to which he had access or was provided on account of his relationship with the SMR Companies, competition by him with any SMR Company could damage the SMR Companies in a manner which cannot adequately be compensated by damages or an action at law. Each Stockholder also acknowledges that he has entered into an Acquisition Agreement and that the covenants contained in this
Section 6.1 are material to the consummation of the Acquisition Agreement. In view of such circumstances and because of the Confidential Information obtained by or disclosed to each Stockholder, each Stockholder hereby covenants and agrees to the following terms and conditions.

                (i) Restrictions on Competitive Employment. During the period beginning on the date hereof and ending on August 6, 2005, each Stockholder shall not (as principal, agent, employee, consultant or otherwise), directly or indirectly, without the prior written approval of the Company, engage in activities for, or render services to any firm or business anywhere in the world (A) that conducts a business or engages in any activities conducted or engaged in by any SMR Company (or contemplated by the business plan of any SMR Company) at the time of the closing of the Acquisition Agreement, which business or activities are in direct or indirect competition with any SMR Company or (B) that develops or offers products or services substantially similar to those products or services developed or offered by any SMR Company at the time of the closing of the Acquisition Agreement (or then contemplated by the business plan of any SMR Company) (the businesses in clauses (A) and (B) collectively, "Competitive Businesses"); provided, however, that such Stockholder may have an interest consisting of publicly traded securities constituting less than one percent of any class of publicly traded securities in any public company engaged in a Competitive Business so long as such Stockholder is not employed by and does not consult with, or become a director of or otherwise engage in any activities for, such company.

               (ii) Restrictions on Solicitation. Beginning on the date hereof and ending on August, 2005, no Stockholder shall solicit any customer or prospective customer of any SMR Company, in either case with whom such Stockholder has had contact during the twenty-four month period prior to the transactions contemplated by the Acquisition Agreement for any commercial pursuit that is in competition with any SMR Company, or induce, or attempt to induce, any employees, agents or consultants of or to any SMR Company to do anything from which such Stockholder is restricted by reason of this Section 5.1(b)(ii), nor shall such Stockholder, directly or indirectly, solicit any employee, consultant or agent to leave the employ of any member of the Company Group.

              (iii) Reasonable Limitations. Given the important nature of the position each Stockholder previously held with the SMR Companies, the nature of the business of the SMR Companies and the sensitive nature of the Confidential Information and duties such Stockholder has with the SMR Companies, the parties hereby acknowledge that the limitations, including, but not limited to, the scope of activities prohibited, the geographic area covered and the time limitation, are reasonable.

               (iv) Remedies. In the event of a breach by any Stockholder of the provisions of this Section 6.1, each SMR Company shall be entitled to a temporary restraining order and an injunction restraining such Stockholder from such breach. Nothing herein, however, shall be construed as prohibiting any SMR Company from pursuing any other remedies available to it for such actual or threatened breach, including, without limitation, the recovery of damages. If it is determined that any Stockholder has violated any of the covenants in this Section 6.1, the term of any such covenant violated shall be automatically extended for the period of time of the violation, either from the date on which such Stockholder ceases such violation or from the date of the entry by a court of competent jurisdiction of an order or judgment enforcing such covenants, whichever period is later.


                               ARTICLE VII

                           FURTHER ASSURANCES
                           ------------------

      Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. If reasonably requested by BE Aerospace, each Stockholder agrees to execute a letter to BE Aerospace confirming that the beneficial ownership of Voting Securities by the Stockholders and their Affiliates does not represent in the aggregate Total Voting Power in excess of the Standstill Percentage as of the date of such letter.

                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

      Unless earlier terminated by written agreement of the parties hereto, (a) the provisions of Articles II - V shall terminate on the earlier of (i) December 31, 1998 and (ii) the date on which the Stockholders and their Affiliates beneficially own Voting Securities representing in the aggregate less than 5% of the Total Voting Power; and (b) the provisions of Article VI shall terminate on August 6, 2005 or such later date provided for pursuant to Section 6.1(b)(iv). Any termination of this Agreement as provided herein shall be without prejudice to the rights of any party arising out of the breach by any other party of any provisions of this Agreement which occurred prior to the termination.


                               ARTICLE IX

                              MISCELLANEOUS
                              -------------

      9.1 Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

      If to BE Aerospace:

            BE Aerospace, Inc.
            1400 Corporate Center Way
            Wellington, Florida 33414
            Attention: Chief Financial Officer
            Telecopier: (561) 791-3966

            with a copy to:

            Shearman & Sterling
            599 Lexington Avenue
            New York, New York 10022

            Attention: Alfred J. Ross, Esq.
            Telecopier: (212) 848-7179

      If to the Stockholders:

            Oscar J. Mifsud and
            Oscar J. Mifsud Trust -- 1998
            541 Leeds Gate Lane
            Wadsworth, OH 44281
            Attention: Oscar J. Mifsud
            Telecopier: (330) 335-3216

            Patrick L. Ryan and
            Patrick L. Ryan Trust -- 1998
            624 Tamarac Trail
            Wadsworth, OH 44281
            Attention: Patrick L. Ryan
            Telecopier: (330) 336-0228

            David B. Smith and
            David B. Smith Trust -- 1998
            520 West Point Drive
            Akron, OH 44333
            Attention: David B. Smith
            Telecopier: (330) 665-5302


            with a copy to:

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, NY 10153
            Attention: Raymond O. Gietz, Esq.
            Telecopier: (212) 310-8007

or to such other address as such party shall have designated by notice so given to each other party.

      9.2 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the holders of a majority in number of the Stockholders Shares and by BE Aerospace following approval thereof by a majority of the board of directors of BE Aerospace.

      9.3 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective Affiliates and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise. Except as otherwise provided herein, this Agreement shall not be assignable.

      9.4 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Acquisition Agreement.

      9.5 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

      9.6 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      9.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      9.8 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who or which is not a party hereto.

      9.9 Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Ohio or of the United States for the District of Ohio in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 9.9 and shall not be deemed to be a general submission to the jurisdiction of said court or in the State of Ohio other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

      9.10 Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the law of the State of New York.

      9.11 Name, Captions. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

      9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

      9.13 Expenses. In the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                               BE AEROSPACE, INC.


                               By: /s/Thomas P. McCaffrey
                                   ---------------------------------------
                                   Name:  Thomas P. McCaffrey
                                   Title: Chief Financial Officer


                                    STOCKHOLDERS


                                   /s/Oscar J. Mifsud
                                   ---------------------------------------
                                   Oscar J. Mifsud


                                   /s/Patrick L. Ryan
                                   ---------------------------------------
                                   Patrick L. Ryan


                                   /s/David B. Smith
                                   ---------------------------------------
                                   David B. Smith



                               OSCAR J. MIFSUD TRUST - 1998

                               By: /s/Oscar J. Mifsud
                                   ---------------------------------------
                                     Oscar J. Mifsud, Trustee



                               PATRICK L. RYAN TRUST - 1998


                               By: /s/Patrick L. Ryan
                                   ---------------------------------------
                                   Patrick L. Ryan, Trustee

                               DAVID B. SMITH TRUST - 1998


                               By: /s/David B. Smith
                                   ---------------------------------------
                                   David B. Smith, Trustee

                                   SCHEDULE I

                                 SHARE OWNERSHIP




         Name of Stockholder                BE Aerospace Common Shares
         -------------------                --------------------------

                                                            EXHIBIT E


                       SHARE DISPOSITION AGREEMENT

            This SHARE DISPOSITION AGREEMENT (this "Agreement") made and entered into as of August 7, 1998, by and between the sellers signatory hereto (the "Sellers"), and BE AEROSPACE, INC. a Delaware corporation (the "Purchaser");

                          W I T N E S S E T H:

            WHEREAS, the Purchaser and the Sellers entered into an Acquisition Agreement dated as of July 21, 1998 (the "Acquisition Agreement"; capitalized terms used herein and not defined have the meanings assigned such terms therein), pursuant to which the Purchaser has agreed to purchase from the Sellers (i) all of the outstanding capital stock of SMR Aerospace, Inc., an Ohio corporation, (ii) all of the limited and general partnership interests in SMR Associates, an Ohio limited partnership and (iii) all of the membership interests in SMR Developers, an Ohio limited liability company, in consideration for (a) delivery to the Sellers on the date hereof of 4,000,000 shares (the "BE Aerospace Shares") of the Purchaser's common stock, par value $.01 per share ("Purchaser Common Stock") and (b) $2,000,000 in cash;

            WHEREAS, concurrently herewith, the Purchaser and the Sellers are entering into a Registration and Transfer Agreement (the "Registration Agreement") pursuant to which the Purchaser has agreed to file with the U.S. Securities and Exchange Commission and maintain in effect for a specified period a registration statement (the "Registration Statement") with respect to the BE Aerospace Shares.

            WHEREAS, the parties desire to enter into this Agreement in order to grant to the Sellers and the Purchaser certain rights with respect to the BE Aerospace Shares, subject to the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Purchaser and the Sellers hereby agree as follows:

            SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

            "BE Aerospace Shares" means the 4,000,000 shares of Purchaser Common Stock delivered by the Purchaser to the Sellers on the date hereof and any securities issued with respect to the BE Aerospace Shares by reason of any Stock Event.

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as in effect from time to time.

            "Guaranteed Value" means the Purchase Price minus the Cash
      Payment.

            "Net Proceeds" means (a) in the case of an underwritten sale of the BE Aerospace Shares held by the Sellers, the gross proceeds received by the Sellers in such sale of the BE Aerospace Shares net of underwriter's discounts, commissions and other expenses paid by the Sellers (whether incurred by the Sellers, the Purchaser, the underwriters or any advisors, and including, without limitation, accounting and legal fees) in connection with such sale and (b) in the case of any other sale of such shares, the gross proceeds received by the Sellers net of selling commissions paid in connection with such sale and all other expenses paid by the Sellers (whether incurred by the Sellers, the Purchaser, the placements agents or any advisors, and including, without limitation, accounting and legal fees) in connection with such sale.

            "Public Offering" means a fully underwritten public offering of the BE Aerospace Shares and any other shares of Purchaser Common Stock, conducted pursuant to an effective registration statement under the Securities Act.

            "SEC" means the U.S. Securities and Exchange Commission.

            "Securities Act" means the U.S. Securities Act of 1933, as amended and the rules and regulations thereunder, as in effect from time to time.

            "Stock Event" means any stock split, stock dividend, combination or similar recapitalization of the Purchaser Common Stock after the date hereof.

            "Termination Date" means December 31, 1998.

            Unless the context otherwise requires: (i) "or" is not exclusive; and (ii) words in the singular include the plural and words in the plural include the singular.

            SECTION 2. Guaranteed Value for Shares Sold; Refund of Excess. (a) If the aggregate Net Proceeds from the sale by the Sellers of BE Aerospace Shares effected on or before the Termination Date are less than the Guaranteed Value, then the Purchaser shall, on the Termination Date, pay to the Sellers by wire transfer in immediately available federal funds the amount of such deficiency and the Sellers shall transfer to the Company all BE Aerospace Shares held by the Sellers on such date.

            (b) If the aggregate Net Proceeds from the sale by the Sellers of BE Aerospace Shares effected on or before the Termination Date are greater than the Guaranteed Value, then the Sellers shall, on the date on which any proceeds in excess of the Guaranteed Value are received by the Sellers, pay to the Company by wire transfer of immediately available federal funds equal to the amount of such excess and transfer to the Company all BE Aerospace Shares held by the Sellers on such date.

            SECTION 3.  Disposition Procedures.

            (a) From the date hereof until the Termination Date, the Sellers agree to sell the BE Aerospace Shares on such terms and conditions (and only on such terms and conditions), and at such times and utilizing such underwriters and brokers, as shall be directed and approved by the Purchaser in a written notice (a "Sale Notice") delivered to each Seller in accordance with Section 5. The Sellers agree not to sell any BE Aerospace Shares prior to the Termination Date other than pursuant to a Sale Notice.

            (b) Each Sale Notice (i) shall specify the terms upon which a sale is to be made, including price (which may be a range), date, and method of sale (underwritten offering, broker or private sale) and (ii) shall be delivered to each Seller or to the Escrow Agent (as applicable) no later than 12:00 Noon, one Business Day prior to the date of the proposed sale.

            (c) The Purchaser shall have no obligation under Section 2 with respect to any sale of BE Aerospace Shares (i) to any Affiliate of any Seller, or (ii) in connection with any transaction in violation of clause
      (a) of this Section 3.

            SECTION 4. Security for the Purchaser's Obligations Under this Agreement. The Purchaser's obligations to the Sellers under this Agreement shall be secured by an irrevocable stand-by letter of credit from The Chase Manhattan Bank in the form attached hereto as Exhibit A (the "Letter of Credit"), in favor of the Sellers. From time to time after the date hereof, as the Purchaser's obligations to be secured by the Letter of Credit are reduced due to the receipt by the Sellers of the Net Proceeds of sales of BE Aerospace Shares, the available amount of the Letter of Credit shall be reduced by an amount equal to the Net Proceeds received by the Sellers in such sales.

            SECTION 5. Miscellaneous. (a) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5):

            (i)   if to the Sellers:

                  Oscar J. Mifsud and
                  Oscar J. Mifsud Trust -- 1998
                  541 Leeds Gate Lane
                  Wadsworth, OH 44281
                  Attention: Oscar J. Mifsud
                  Telecopier: (330) 335-3216


                  Patrick L. Ryan and
                  Patrick L. Ryan Trust -- 1998
                  624 Tamarac Trail
                  Wadsworth, OH 44281
                  Attention: Patrick L. Ryan
                  Telecopier:  (330) 336-0228

                  David B. Smith and
                  David B. Smith Trust -- 1998
                  520 West Point Drive
                  Akron, OH 44333
                  Attention: David B. Smith
                  Telecopier: (330) 336-5302

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Telecopier: (212) 310-8007
                  Attention: Raymond O. Gietz, Esq.

            (ii)  if to the Purchaser:

                  BE Aerospace, Inc.
                  1400 Corporate Center Way
                  Wellington, Florida 33414
                  Attention:  Chief Financial Officer
                  Telecopier:  (561) 791-3966

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022
                  Telecopier: (212) 848-7179
                  Attention: Alfred J. Ross, Esq.

            (b) Successors and Assigns. This Agreement is solely for the benefit of, and binding upon, the parties and their respective successors. Nothing herein shall be construed to provide any rights to any other entity or individual. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party.

            (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (d) Titles. The titles, captions or headings of the Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            (e) Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York.

            (f) Invalidity. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

            (g) Entire Agreement; Modifications and Waivers. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                   BE AEROSPACE, INC.



                                    By: /s/Thomas P. McCaffrey
                                        ------------------------------------
                                         Name:  Thomas P. McCaffrey
                                         Title: Chief Financial Officer

                                    THE SELLERS


                                        /s/Oscar J. Mifsud
                                        ------------------------------------
                                        Oscar J. Mifsud


                                        /s/Patrick L. Ryan
                                        ------------------------------------
                                        Patrick L. Ryan


                                        /s/David B. Smith
                                        ------------------------------------
                                        David B. Smith


                                    OSCAR J. MIFSUD TRUST - 1998


                                    By: /s/Oscar J. Mifsud
                                        ------------------------------------
                                        Oscar J. Mifsud, Trustee

                                    PATRICK L. RYAN TRUST - 1998


                                    By: /s/Patrick L. Ryan
                                        ------------------------------------
                                        Patrick L. Ryan, Trustee

                                    DAVID B. SMITH TRUST - 1998


                                    By: /s/David B. Smith
                                        ------------------------------------
                                        David B. Smith, Trustee

                                    EXHIBIT A

                               FORM OF IRREVOCABLE
                                LETTER OF CREDIT

                                                                       EXHIBIT A


                            STANDBY LETTER OF CREDIT


The Chase Manhattan Bank
Global Trade Services Group
P.O. Box 44, Church Street Station           Cable Address:  CHAMANBANK New York
New York, NY  10008-0044
                                                            DATE: AUGUST 7, 1998

Irrevocable Stanby Letter
  Of Credit Number P-374721

Applicant:
BE AEROSPACE
1400 Corporate Center Way
Wellington, Florida  33414

Beneficiaries:
Oscar J. Mifsud and           Patrick L. Ryan and           David B. Smith and
Oscar J. Misfud Trust-1998    Patrick L. Ryan Trust-1998    David B. Smith Trust-1998
541 Leeds Gate Lane           624 Tamarac Trail             520 West Point Drive
Wadsworth, OH 44281           Wadsworth, OH 44281           Akron, OH 44333
Attn: Oscar Mifsud            Attn: Patrick L. Ryan         Attn: David B. Smith
Telecopier: 330-335-3216      Telecopier: 330-336-0228      Telecopier: 330-665-5302


We hereby notify Oscar J. Mifsud, Oscar J. Misfud Trust-1998, Patrick L. Ryan, Patrick L. Ryan Trust-1998 and David B. Smith, David B. Smith Trust-1998 that we have issued our Irrevocable Standby Letter of Credit Number P-374721 in your favor by order and for account of:

BE AEROSPACE
1400 Corporate Center Way
Wellington, Florida  33414

Up to an aggregate amount of One Hundred Twenty Million U.S.Dollars and no cents ($120,000,000.00)

Available by a single beneficiaries' draft at sight drawn on The Chase Manhattan Bank, New York, New York 10041

ACCOMPANIED BY:

A signed certification by all of the beneficiaries that: (1) "The date is December 31, 1998 and BE Aerospace, Inc., of 1400 Corporate Center Way, Wellington, Florida 33414 has failed to pay the amounts owed to the beneficiaries pursuant to Section 2 of the Share Disposition Agreement dated as of August 7, 1998 among Oscar J. Mifsud, Oscar J. Mifsud Trust - 1998, Patrick
L. Ryan, Patrick L. Ryan Trust - 1998, David B. Smith, David B. Smith Trust - 1998 and BE Aerospace and the amount of the draft accompanying this certification is not in excess of the amount owed by BE Aerospace to the beneficiaries thereunder" or (2) "BE Aerospace, Inc. of 1400 Corporate Center Way, Wellington, Florida 33414 has filed a petition for reorganization or other relief under the Federal Bankruptcy laws and the amount of the draft accompanying this certification is not in excess of the amount owed by BE Aerospace to the beneficiaries pursuant to Section 2 of the Share Disposition Agreement dated as of August 7, 1998 among Oscar J. Mifsud, Oscar J. Mifsud Trust - 1998, Patrick L. Ryan, Patrick L. Ryan Trust - 1998, David B. Smith, David B. Smith - 1998 and BE Aerospace.

The available amount hereunder shall be reduced by the amount which the beneficiaries certify to us has been paid by BE Aerospace to the beneficiaries pursuant to Section 2 of the Share Disposition Agreement dated as of August 7, 1998 among Oscar J. Mifsud, Oscar J. Mifsud - 1998, Patrick L. Ryan, Patrick L. Ryan Trust - 1998, and David B. Smith, David B. Smith - 1998 and BE Aerospace.

Draft must be drawn and presented at this office at 55 Water Street, Trade Services, Room 1708, New York, New York 10041 not later than January 19, 1999.

The draft drawn hereunder must be marked: "Drawn under The Chase Manhattan Bank, New York Letter of Credit Number P-374721" and indicate the date hereof.

We hereby engage with the beneficiary that the draft drawn under and in compliance with the terms of this credit will be duly honored.

This letter of credit shall be governed by the law of the State of New York, and shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 (the "UCP") and, in the event of any conflict betweent he las of the State of New York and the UCP, the UCP shall control.


                                             THE CHASE MANHATTAN BANK


                                             By /s/
                                                ------------------------
                                                  Authorized Signatory